UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
                                        _____________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )
_____________________________________
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HALLIBURTON

HALLIBURTON
STIM STAR

2025 PROXY STATEMENT

To Our Valued Shareholders
April 1, 2025
Fellow Shareholders:
On behalf of our Board of Directors, management team, and approximately 48,000 employees, thank you for your investment in Halliburton.
In 2024, as a result of our clear strategy, collaboration, and focus on execution, we delivered full-year total company revenue of $22.9 billion dollars. Our international business grew for the fourth year in a row with 6% year over year growth. Our North
America business declined 8% year over year, but outperformed rig count and completion activity. Additionally, in line with our commitment to return cash to shareholders, we distributed approximately $1.6 billion in the form of dividends and stock repurchases.
Energy plays a critical role in economic growth and prosperity, and in 2024, oil and gas consumption reached record highs.
As we enter 2025, the fundamentals for our business remain strong. Our team is focused on our strategy to deliver profitable international growth, maximize value in North America, increase capital efficiency, deploy digital and automation solutions, and advance cleaner, affordable energy.
Internationally, while the overall market is expected to be flat in 2025, we have the footprint, leading technology, and clear strategy that give Halliburton unique opportunities to grow in 2025 and beyond. In North America, our strategy to maximize value has proven to deliver strong profitability and returns, and our continued investment in technologies that lower total costs and improve productivity and recovery, coupled with our reliable execution, make Halliburton the leader in this market.
Our value proposition – to collaborate and engineer solutions to maximize asset value for our customers – positions us to capitalize on these opportunities and outpace our competition.
Your vote is important regardless of how many shares you own. We invite you to attend our Annual Meeting on May
21, 2025, at our corporate office in Houston, Texas. Whether or not you are able to join us in person, please review the proxy materials and vote as soon as possible. You may vote by phone, online, or if you received a paper proxy, through the mail. See the Notice of Annual Meeting for instructions on how to vote.
On behalf of the Board of Directors, thank you for your confidence in Halliburton.
Sincerely,

Jeffrey A. Miller Chairman, President and CEO	Robert A. Malone Lead Independent Director

ii	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

www.halliburton.com	HALLIBURTON	2025 Proxy Statement	iii

Notice of Annual Meeting
of Shareholders to be held
May 21, 2025
April 1, 2025
Halliburton Company, a Delaware corporation, will hold
its Annual Meeting of Shareholders on Wednesday, May
21, 2025, at 9:00 a.m. Central Daylight Time at its
corporate office at 3000 N. Sam Houston Parkway East,
Life Center Auditorium, Houston, Texas 77032.
At the meeting, the shareholders will be asked to vote:
1.To elect the eleven nominees for Director named in the
attached proxy statement to serve for the ensuing year
and until their successors shall be elected and shall
qualify.
2.To ratify the appointment of KPMG LLP as principal
independent public accountants to examine the
financial statements and books and records of
Halliburton for the year ending December 31, 2025.
3.To approve on an advisory basis our executive
compensation.
4.To transact any other business that properly comes
before the meeting or any adjournment or
adjournments of the meeting.
These items are fully described in the following pages,
which are made a part of this Notice. The Board of Directors has set the close of business on March 24, 2025, as the
record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournment
of the meeting.
Internet Availability of Proxy Materials
On or about April 1, 2025, we mailed our shareholders a
Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2025 proxy statement and
2024 Annual Report on Form 10-K and how to vote online. If
you received your Annual Meeting materials via e-mail, the
e-mail contains voting instructions and links to the proxy
statement and Form 10-K on the Internet. The notice also
provides instructions on how you can request a paper copy
of these documents if you desire.
If You Plan to Attend
Attendance at the meeting is limited to shareholders
and one guest each. Admission will be on a first-come,
first-served basis. Registration will begin at 8:00 a.m.,
and the meeting will begin at 9:00 a.m. Each
shareholder holding stock in a brokerage account will
need to bring a copy of a brokerage statement
reflecting stock ownership as of the record date. Please
note that you will be asked to present valid picture
identification, such as a driver’s license or passport,
and you will have a security screening. For security
reasons, you may not bring cameras, recording
equipment, electronic devices, bags, briefcases, or
packages into the meeting.
By order of the Board of Directors
Van H. Beckwith
Executive Vice President, Secretary and Chief Legal Officer

You can vote by any of the following methods:

INTERNET www.proxyvote.com until 11:59 p.m. Eastern Daylight Time on May 20, 2025	BY TELEPHONE until 11:59 p.m. Eastern Daylight Time on May 20, 2025	BY MAIL Completing, signing, and returning your proxy or voting instruction card before May 21, 2025	IN PERSON at the Annual Meeting

The following voting matters are described in this proxy statement.	Board Vote Recommendation	Page Reference
Election of Directors	FOR Each Nominee	15
Ratification of Selection of Principal Independent Public Accountants	FOR	34
Advisory Approval of Executive Compensation	FOR	37

2	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Proxy Statement Summary
This summary highlights information contained elsewhere in this proxy statement or as otherwise noted. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.
2024 Strategic Priorities
As we began 2024, we identified the following focus areas in our 2023 Form 10-K:
•International: Allocate our capital to the highest return
opportunities and increase our international growth in
both onshore and offshore markets.
•North America: Maximize value by, among other things,
utilizing our premium low-emissions Zeus electric
fracturing systems, as well as automated and intelligent
fracturing technologies, to drive higher margins through
better pricing and increased efficiency.
•Digital: Continue to drive differentiation and efficiencies through the deployment and integration of digital and
automation technologies, both internally and for our
customers.
•Capital efficiency: Maintain our capital expenditures at
approximately 6% of revenue while focusing on
technological advancements and process changes that
reduce our manufacturing and maintenance costs and
improve how we move equipment and respond to market
opportunities.
•Shareholder returns: Return over 50% of annual free
cash flow(1) to shareholders through dividends and share
repurchases.
•Sustainability and energy transition:
Continue to:
•Leverage the participants in Halliburton Labs to gain
insight into developing value chains in the energy mix
transition;
•Develop and deploy solutions to help lower the carbon
intensity of our customers' businesses;
•Develop technologies and solutions to lower our
emissions; and
•Continue to participate in carbon capture, utilization,
and storage, hydrogen, and geothermal projects
globally.
(1) Management believes that the non-GAAP measure of free cash flow, defined as “operating cash flow” less “capital expenditures” plus “proceeds from the sale of property, plant, and equipment,” is an important liquidity measure that is useful to investors and management for assessing the business’s ability to generate cash.
2024 Performance Overview (pages 44-46)
Business Highlights
Our success throughout 2024 was a direct result of the hard
work and dedication of our employees with relentless focus
on safety, operational execution, customer collaboration,
and service quality performance. Looking ahead to 2025,
and beyond, we anticipate a rise in global oil and natural
gas demand. The International Energy Agency anticipates
both oil and natural gas demand to continue growing
through 2030, underscoring the continued importance of
both resources in the global energy mix. In addition, we
believe oil supply dynamics have fundamentally changed
due to investor return requirements, regulatory initiatives
adverse to oil and natural gas exploration and production,
and initiatives that favor alternative energy. We believe that despite these changes, increased investment in existing
and new sources of oil and natural gas production is
needed to address the increased demand. This will
necessitate production from conventional and
unconventional, deep-water and shallow-water, and short-
and long-cycle projects. We expect that increased oil and
natural gas production requirements will in turn create
demand for our products and services. Furthermore, easing
inflationary pressures in Organization for Economic Co-
operation countries may lead to central bank rate cuts that
could sustain economic growth. Additionally, we expect a
growing global economy combined with rising living
standards in developing nations will increase energy
consumption.  We expect gas demand should increase over
time by the burgeoning number of data centers, the rise of
artificial intelligence, and the electrification of transportation and other sectors of the economy.  Here are the highlights
for 2024:
•Financial: Our total revenue was flat in 2024 compared
to 2023. Our international revenue increased 6% and our
North America revenue decreased 8% in 2024 compared
to 2023. Overall, our Completion and Production and
Drilling and Evaluation operating segments finished the
year with 20% and 16% operating margins, respectively.
We generated strong cash flows from operations and
repurchased $100 million of debt.
•Digital: We incorporated next-generation digital and
automation technologies in certain of our processes to
maximize value and improve efficiency.
•Capital efficiency: We advanced technologies and
made strategic choices that kept our capital expenditures
at 6% of revenue, which matched our target of 5% - 6%.
•Shareholder returns: We returned $1.6 billion of capital
to shareholders through buybacks and dividends, which
is consistent with our capital returns framework.
•Sustainability and energy transition: We expanded
Halliburton Labs, our early-stage company accelerator, to
a total of 38 participant and alumni organizations as we
work to reach the future of energy faster.

HALLIBURTON	2025 Proxy Statement	3

Our 2025 Board Nominees (pages 16-27)

Name	Age	Occupation
Abdulaziz F. Al Khayyal	71	Former Director and Senior Vice President of Industrial Relations, Saudi Aramco
William E. Albrecht	73	President, Moncrief Energy, LLC
M. Katherine Banks	65	Former President, Texas A&M University
Alan M. Bennett	74	Former President and Chief Executive Officer, H&R Block, Inc.
Earl M. Cummings	60	Managing Partner, MCM Houston Properties, LLC
Murry S. Gerber	72	Former Executive Chairman of the Board, EQT Corporation
Robert A. Malone	73	Executive Chairman, President and Chief Executive Officer, First Sonora Bancshares, and the First National Bank of Sonora
Jeffrey A. Miller	61	Chairman of the Board, President and Chief Executive Officer, Halliburton Company
Maurice S. Smith	53	President, Chief Executive Officer and Vice Chair, Health Care Service Corporation
Janet L. Weiss	61	Former President, BP Alaska
Tobi M. Edwards Young	49	Senior Vice President of Legal and Chief Corporate Affairs Officer, Cognizant Technology Solutions

Size of Board to be Elected	Non-Management Director Nominees

11	91%

Average Age of Non-Management Director Nominees	Average Non-Management Director Nominee Tenure

65	8.3

Non-Management Director Expertise
Energy Industry ●●●●●●●●●●	6	Science/Technology/Engineering ●●●●●●●●●●	6	International Business ●●●●●●●●●●	7

Accounting/Finance ●●●●●●●●●●	9	Strategic Planning and Risk Oversight ●●●●●●●●●●	10	Health, Safety & Environment and Sustainability ●●●●●●●●●●	8

Our 2024 Named Executive Officers (page 47)

Name	Age	Occupation
Jeffrey A. Miller	61	Chairman, President and Chief Executive Officer
Eric J. Carre	59	Executive Vice President and Chief Financial Officer
Van H. Beckwith	60	Executive Vice President, Secretary and Chief Legal Officer
Mark J. Richard	63	President – Western Hemisphere
Shannon Slocum	52	President – Eastern Hemisphere

4	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Our Executive Compensation Program (pages 47-73)
Objectives (page 47)
Our executive compensation program is composed of base salary, a short-term incentive, and long-term incentives and is designed to achieve the following objectives:
•Provide a clear and direct relationship between executive
pay and our performance on both a short-term and long-
term basis;
•Target market competitive pay levels with a comparator
peer group;
•Emphasize operating performance drivers;
•Link executive pay to measures that drive shareholder
returns;
•Support our business strategies; and
•Maximize the return on our human resource investment.
Elements of our Executive Compensation Program for 2024 (page 48)
Halliburton’s executive compensation program for the 2024 plan year was composed of base salary, a short-term incentive, and long-term incentives as described below:

	Reward Element	Objective	Key Features	How Award Value is Determined	2024 Decisions
FIXED	Base Salary	To compensate executives based on their responsibilities, experience, and skillset.	Fixed element of compensation paid in cash.	Benchmarked against a group of comparably sized corporations and industry peers.	Base salary determinations varied by individual as noted on page 52.
AT RISK	Short-Term (Annual) Incentive	To motivate and incentivize performance over a one-year period.	Award value and measures are reviewed annually. Targets are set at the beginning of the period.	Performance measured against: •60% NOPAT •20% Asset Turns •20% Non-Financial Strategic Metrics	Award values were targeted at the market median for 2024.
	Long-Term Incentives	To motivate and incentivize sustained performance over the long-term. Aligns interests of our NEOs with long-term shareholders.	Value is delivered: •70% performance units measured over three years (½ in stock; ½ in cash) with relative TSR modifier •30% restricted stock
The 2024 performance
units measured
against ROCE
performance relative
to performance peers
and including a
relative TSR modifier.
Relative ROCE
performance required
for a target PUP
payout is set at the
55th percentile.
Payouts of the primary
metric (relative ROCE)
are capped at target if
average HAL ROCE
for the applicable
three-year
performance period is
negative.
Restricted stock grants
have time-based
vesting and value is
driven by our share
price.
Award values were targeted at the market median for 2024.

HALLIBURTON	2025 Proxy Statement	5

Our Year-round Shareholder Engagement (page 14)
Through active, two-way dialogue with our shareholders, our Board and management team work diligently to stay informed regarding our investors’ expectations, gather feedback to inform strategic decision-making, and provide answers to investor questions about our approach to governance, our oversight of risks, our approach to sustainability, and the design of our executive compensation program. Some highlights from our shareholder engagement program in the fall of 2024 included:
•We offered engagement to and communicated with shareholders representing approximately 52% of our shares as well as the two largest proxy advisors, Institutional Shareholder Services (ISS) and Glass Lewis. Halliburton hosted video conferences with eight shareholders who represented 46% of our shares and proxy advisor Glass Lewis.
•Participants included Robert A. Malone, Lead Independent Director, and Halliburton senior management.
•Our shareholder presentation highlighted the latest information about our Board oversight and engagement; our executive compensation program; our people; health, safety, and environmental performance and strategies; and our approach to sustainable energy solutions.
•Additionally, as part of our ongoing cadence of shareholder outreach, our senior management and Investor Relations team participated in 16 sell-side conferences, three non-deal roadshows, and 278 investor meetings.
•Our senior management and Directors presented shareholder feedback to the full Board of Directors for discussion and consideration.

6	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Corporate Governance
Corporate Governance Guidelines and Committee
Charters
Our Board has long maintained a formal statement of its responsibilities and guidelines to ensure effective governance in all areas of its responsibilities. Our Corporate Governance Guidelines are available on our website at www.halliburton.com by clicking on the tabs “Investors”, “Company Information”, and then the “Corporate Governance” link. The guidelines are reviewed periodically and revised as appropriate to reflect the dynamic and evolving processes relating to corporate governance, including the operation of the Board.
Our current Board structure and governance practices, as specified in those Guidelines and our By-laws, Code of Business
Conduct, and policies and business practices, include the following:

Annual Election of Directors	Yes	Shareholder Called Special Meetings	Yes
Mandatory Retirement Age	75	Poison Pill	No
Majority Voting in Director Elections	Yes	Code of Conduct for Directors, Officers, and Employees	Yes
Lead Independent Director	Yes	Stock Ownership Guidelines for Directors/Officers	Yes
Related Persons Transactions Policy	Yes	Anti-Hedging and Pledging Policy	Yes
Supermajority Voting Threshold for Mergers	No	Compensation Recoupment Policy	Yes
Proxy Access	Yes	Corporate Political Contributions	No
Shareholder Action by Written Consent	Yes
In order for our shareholders to understand how the Board conducts its affairs in all areas of its responsibility, the full text of the charters of our Audit; Compensation; Health, Safety and Environment; and Nominating and Corporate Governance
Committees and for our Lead Independent Director are also available on our website.
Information contained on or accessible from our website or any other website is not incorporated by reference into and should not be considered part of this proxy statement.
Code of Business Conduct
Our Code of Business Conduct, which applies to all of our Directors and employees and serves as the code of ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions, is available on our website. Any waivers to our Code of Business Conduct for our Directors or executive officers can only be made by our Audit Committee. There were no waivers of the Code of Business Conduct in 2024.
Related Persons Transactions Policy
Our Board has adopted a written policy governing related persons transactions as part of the Board’s commitment to good governance and independent oversight. The policy covers transactions involving any of our Directors, executive officers, nominees for Director, greater than 5% shareholders, or any of their immediate family members, among others.
The types of transactions covered by this policy are transactions, arrangements, or relationships, or any series of similar transactions, arrangements, or relationships, including any indebtedness or guarantee of indebtedness, in which (i) we or any of our subsidiaries were or will be a participant, (ii) the aggregate amount involved exceeds $120,000 in any calendar year, and (iii) any related person had, has, or will have a direct or indirect material interest.
Under the policy, we generally only enter into or ratify related persons transactions when the Audit Committee determines such transactions are in our best interests and the best interests of our shareholders. In determining whether to approve or ratify a related persons transaction, the Audit Committee will consider the following factors and other factors it deems appropriate:
•whether the related persons transaction is on terms comparable to terms generally available with an unaffiliated third party under the same or similar circumstances;
•the benefits of the transaction to the Company;
•the extent of the related person’s interest in the transaction; and
•whether there are alternative sources for the subject matter of the transaction.

HALLIBURTON	2025 Proxy Statement	7

Insider Trading Policies
The Company maintains polices titled "Use of Material Nonpublic Information, Securities Trading Windows, and Hedging
and Pledging of Company Securities" and "Securities Trading of Company Securities by the Company" governing the purchase, sale, and other dispositions of Halliburton securities by Directors, officers, employees, or the Company itself that are reasonably designed to promote compliance with insider trading laws, rules, and regulations of the U.S. Securities and
Exchange Commission, and the New York Stock Exchange listing standards applicable to the Company.  Copies of these policies were filed as Exhibit 19.1 and 19.2 to the Company's Annual Report on Form 10-K for the fiscal year ended
December 31, 2024.
The Board of Directors and Standing
Committees of Directors
The Board has the following standing Committees: Audit; Compensation; Health, Safety and Environment; and Nominating
and Corporate Governance. Each standing Committee is comprised of Directors who, in the business judgment of the
Board, are independent, after considering all relevant facts and circumstances, including the independence standards set forth in our Corporate Governance Guidelines.
Our Corporate Governance Guidelines provide that the independence of each Director will be determined by the Board in the exercise of its business judgment and considering the applicable rules and regulations of the Securities and Exchange
Commission, or SEC, and the New York Stock Exchange, or NYSE.
In connection with its independence determination, the Board considered that we utilize health insurance services of Blue
Cross Blue Shield, a subsidiary of Health Care Service Corporation in the ordinary course of business, of which Mr. Smith is the President, CEO, and Vice Chair. The Board concluded that the relationship was not material and did not affect the independence of Mr. Smith.
Board Leadership
Our Board believes that it is important to maintain flexibility to determine the appropriate leadership of the Board and whether the roles of Chairman and Chief Executive Officer should be combined or separate. Our Corporate Governance
Guidelines provide that the Board consider annually whether it is appropriate for the same individual to fill both of those roles. When making that determination, the Board considers issues such as industry and financial expertise, in-depth knowledge of Halliburton and its business, and succession planning. In 2024, the Board evaluated and decided that a combined leadership role would continue to best serve the Company and its shareholders. The Board believes that Jeffrey
A. Miller, our Chairman, President and Chief Executive Officer, with his industry expertise, financial expertise, and in-depth knowledge of Halliburton and its business, is the correct person to fill both roles. The Board also believes that Mr. Miller is best suited to lead the Board’s discussion and evaluation of the Company’s business, financial, and health, safety, environment, and sustainability strategy and performance. With the exception of Mr. Miller, the Board is composed of independent Directors.
In the Board’s consideration of the appropriate leadership structure, independence and objectivity are a primary area of focus, and is supported by the appointment of a Lead Independent Director whose role and responsibilities are set forth in the Lead Independent Director Charter adopted by the Board. Robert A. Malone is our Lead Independent Director. The Lead
Independent Director’s responsibilities include the following:

liaises between the independent Directors and the Chairman	participates in shareholder engagement
approves agendas for Board meetings and ensures the agendas provide opportunities for the Board to provide input on the Company’s business strategy and management’s execution of that strategy	advises management on and approves information sent to the Board and approves schedules for meetings of the Board
presides over meetings and executive sessions of the independent Directors	authorizes the retention of outside advisors and consultants who report directly to the Board
leads the Board’s annual evaluation of the Chief Executive Officer	schedules meetings of the independent Directors as appropriate participates in efforts to identify and recruit candidates for Board membership
Our Lead Independent Director Charter is available on our website at www.halliburton.com.

8	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Board and Committee Oversight
Governance and Sustainability Oversight
The Halliburton Board of Directors Nominating and Corporate Governance Committee conducts general oversight for governance and sustainability. However, each Board Committee is responsible for different aspects of oversight (as outlined in each Committee’s charter).
By regularly engaging with shareholders and other outside experts, the Board can more effectively prioritize relevant governance and sustainability matters in the Company’s overall corporate strategy. At least twice annually, the Board engages with shareholders to hear their perspectives and feedback. The Board also prioritizes these matters at each meeting through set agenda items. Shareholders have endorsed this oversight structure and other governance enhancements.
The following chart details the primary oversight responsibilities held by each of Halliburton’s Board Committees:

Board of Directors
▼	▼	▼	▼
Nominating and Corporate Governance Committee	Audit Committee	Health, Safety and Environment Committee	Compensation Committee
•Overall sustainability
•Corporate Governance
Guidelines
•Director self-evaluation
process and performance
reviews
•Board refreshment
•Board’s mix of skills,
characteristics,
experience, and expertise
•Director compensation
•Management succession
planning
•Political and lobbying
spending

•Principal independent
public accountants
•Internal Assurance
Services and the Ethics
and Compliance group
•Financial statements
and accounting systems
and controls
•Enterprise risk, including
information security and
cybersecurity*
•Control structure for
externally reported non-
financial metrics
•HSE matters and sustainability •HSE risk-management processes •HSE performance •Environmental impact, including climate matters
•Overall executive
compensation program
•Effectiveness of
compensation program
to attract, retain, and
motivate Section 16
officers
•Pay and incentive plans
metrics, including Non-
Financial Strategic
Metrics

*The Board of Directors receives quarterly cybersecurity updates.
The Board believes that it has a strong governance structure in place to ensure independent oversight on behalf of all shareholders. All standing Committees of the Board are comprised solely of independent Directors. Below is a discussion of some of these areas of oversight.
Political and Lobbying Spending
The Nominating and Corporate Governance Committee is responsible for oversight, review, and approval of political engagements such as Halliburton’s lobbying activities, payments to trade associations, and political expenditures, as provided by the Halliburton Policies for Political Engagement, which also provides a comprehensive overview of the political activity we engaged in this year. The report is available on our website at www.halliburton.com.
Notable highlights from this report include:
•Zero corporate contributions made directly to political parties or candidates.
•Zero corporate contributions used to support ballot measures.
•Prohibitions against using corporate funds to contribute to 527 and 501(c)(4) organizations.
•Board oversight of the Company’s strategy for political engagement, including oversight of political spending and lobbying.

HALLIBURTON	2025 Proxy Statement	9

In 2024, Halliburton scored a 91 on the CPA-Zicklin Index with a raw score of 64 points. A score of 90 or above indicates robust disclosure and oversight and classifies a company as a Trendsetter, a status Halliburton first obtained in 2022 and has maintained since. We are the only oilfield services company currently classified as a CPA-Zicklin Index Trendsetter.
Enterprise Risk Management
Our Enterprise Risk Management (ERM) program identifies and analyzes enterprise-level risks and their potential impact on our business. The objectives of our ERM program are to:
•increase the probability of achieving higher returns on capital and reducing cash flow volatility by identifying:
•current and developing risks; and
•significant controls and potential gaps related to identified risks;
•ensure that our key risks are being effectively managed; and
•ensure that our compensation policies incentivize management actions that both drive our strategy and manage risks prudently.
Our internal processes to identify and manage risks include our Code of Business Conduct; extensive policies and business practices; financial controls; internal assurance audits of our internal controls and health, safety, environment, and sustainability; the activities of the Ethics and Compliance group of the Law Department; and our ERM program.
The Audit Committee receives an annual ERM report on risk assessment and risk management in which risks are identified and assigned a significance rating based on potential consequences of the risk, the likelihood of occurrence, and mitigation preparedness.
Our Chief Executive Officer, who is primarily responsible for managing our day-to-day business, is ultimately responsible to the Board for all risk categories. Our executive officers have responsibility for the various risk categories. The Board has delegated to its Committees the responsibility to monitor certain risks and receive regular updates on those risks.
Cybersecurity
Global attacks on corporate Information Technology and Operational Technology are increasingly frequent and sophisticated. Halliburton takes every threat to cybersecurity seriously. We invest significant resources in protecting
Company systems and data, and do so in alignment with industry standards, including the National Institute of Standards and Technology (NIST) Cyber Security Framework, NIST 800-53, NIST 800-82, and International Electrotechnical
Commission 62443.
Halliburton’s Board of Directors receives an update on cybersecurity during each of its quarterly meetings. This update includes metrics on the effectiveness of technical and human security controls, cybersecurity training program compliance, internal and third-party cybersecurity incidents, and cybersecurity risks. In addition, the Audit Committee receives a detailed update annually which includes in-depth updates on Halliburton’s cybersecurity program and strategy, including cybersecurity risks.
In the event of a cybersecurity incident, our Board and management team maintain a cyber risk management program designed to identify, assess, manage, mitigate, and respond to cybersecurity threats. In addition, we have an Incident
Response Plan that defines procedures for assessing, identifying, and managing a cybersecurity incident. We have experienced cybersecurity incidents and attempted breaches in the past, one of which resulted in an unauthorized third party gaining access to certain of our systems and exfiltrating information from those systems, which we determined was a material event as previously disclosed in a Form 8-K we filed with the SEC on September 3, 2024. The Board and the Audit
Committee provided oversight throughout the incident and in post-incident evaluation of the Company response.

10	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Members of the Committees of Our Board of Directors

Name	Audit Committee	Compensation Committee	Health, Safety and Environment Committee	Nominating and Corporate Governance Committee
Abdulaziz F. Al Khayyal
William E. Albrecht
M. Katherine Banks
Alan M. Bennett
Earl M. Cummings*
Murry S. Gerber
Robert A. Malone
Jeffrey A. Miller
Maurice S. Smith
Janet L. Weiss
Tobi M. Edwards Young
Bhavesh V. Patel**

Chair	Member
*As part of the Board's succession management process, Mr. Cummings was elected to serve as Audit Committee chair at the
February 2025 Board meeting, replacing Mr. Bennett, who will reach mandatory retirement next year.
**Mr. Patel will retire early from the Halliburton Board of Directors immediately prior to the 2025 Annual Meeting of Shareholders.
The Board has determined that all members of the Audit Committee are independent under our Corporate Governance
Guidelines. The Board has determined that Alan M. Bennett, Earl M. Cummings, Murry S. Gerber, and Bhavesh V. Patel are
“Audit Committee financial experts” as defined by the SEC.
Board Attendance
During 2024, the Board held 7 meetings and met in executive session of the independent Directors, without management present, on 4 occasions. Committee meetings were held as follows:

Audit Committee	10
Compensation Committee	5
Health, Safety and Environment Committee	4
Nominating and Corporate Governance Committee	6
All members of the Board attended at least 94% of the total number of meetings of the Board and the Committees on which he or she served during the last fiscal year, with the exception of Mr. Carroll who retired immediately prior to the 2024 Annual
Meeting of Shareholders, and thus attended less than 75% of the total number of meetings for the Board and Committees on which he served.
All of our Directors attended the 2024 Annual Meeting, as required by our Corporate Governance Guidelines.

HALLIBURTON	2025 Proxy Statement	11

Evaluation of Board and Director Performance
The Board believes that a rigorous evaluation process is an essential component of strong corporate governance practices.
The Nominating and Corporate Governance Committee annually conducts a four-part evaluation process to evaluate Board effectiveness and aid in succession planning.

PROCESS REVIEW
The Nominating and Corporate Governance Committee reviews and approves the process to evaluate the performance of the Board, its four standing Committees (Audit; Compensation;
Health, Safety and Environment; and Nominating and Corporate Governance), and each individual Director. The Committee also approves a Director qualifications and experience survey.
Questionnaires and the survey are distributed through a web-based platform. This process encourages candid responses from our Directors and promotes productive discussions.

EVALUATION
Each Director completes written questionnaires designed to gather suggestions to improve
Board, Committee, and Director performance and effectiveness and to identify opportunities for change. The questionnaires solicit feedback on a range of issues, including:

	•Board operations •Succession planning •Committee composition, processes, and responsibilities •Information sharing with and from management •Overall Board dynamics	•Director preparation, participation, and contribution •Alignment of skills and characteristics to business needs and strategy •Leadership •Agenda topics
The qualifications and experience survey identifies individual skills and expertise of each non-management Director.

ANALYSIS
The Lead Independent Director reviews the completed questionnaires and provides a summary to the Board. We then update our qualifications and experience matrix based on the survey responses and feedback, with a focus on optimizing the range and depth of perspectives and experiences necessary to oversee the relevant opportunities, strategies, and risks of the Company. Through this process the Board identifies the skills and expertise desirable for future Director candidates.

ACTIONS TAKEN
The Nominating and Corporate Governance Chair reports to the Board on the results of the entire process. If warranted, the Chair of the Nominating and Corporate Governance
Committee or the Lead Independent Director engage in discussions with individual Board members about their performance. This year, the Board held a discussion of the Board’s processes and the evaluation results. The Directors concluded that the Board and its
Committees are functioning well.

Shareholder Nominations of Directors
Our By-laws provide that shareholders may nominate persons for election to the Board at a meeting of shareholders.
Shareholder nominations require written notice to the Corporate Secretary at the address of our principal executive office set forth on page 83 of this proxy statement, and for the 2026 Annual Meeting of Shareholders, must be received not less than
90 days nor more than 120 days prior to the anniversary date of the 2025 Annual Meeting of Shareholders, or no later than
February 20, 2026, and no earlier than January 21, 2026. The shareholder notice must contain, among other things, certain information relating to the shareholder and the proposed nominee as described in our By-laws. In addition, the proposed nominee may be required to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a Director.
Our By-laws also provide for proxy access for shareholder nominations of Directors. The provision permits up to
20 shareholders owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials for a meeting of shareholders up to two Directors or 20% of the Board, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-laws.

12	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Qualifications of Directors
Candidates nominated for election or re-election to the Board should possess the following qualifications:
•Personal characteristics:
•high personal and professional ethics, integrity, and values;
•an inquiring and independent mind; and
•practical wisdom and mature judgment;
•Broad training and experience at the policy-making level in business, government, education, or technology;
•Expertise that is useful to the Company and complementary to the background and experience of other Board members, so that an optimum balance of experience and expertise of members of the Board can be achieved and maintained;
•Willingness to devote the required amount of time to carry out the duties and responsibilities of Board membership;
•Commitment to serve on the Board for several years to develop knowledge about our business;
•Willingness to represent the best interests of all of our shareholders and objectively evaluate management performance;
and
•Involvement only in activities or interests that do not create a conflict with the Director’s responsibilities to the Company and its shareholders.
The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members and periodically reviews and updates the criteria. In selecting Director nominees, the Board considers the personal characteristics, experience, and other criteria as set forth in our Corporate Governance
Guidelines, as well as the Company’s specific needs and the needs of our Board at the time.
Board Refreshment
The Board of Directors is responsible for filling Board vacancies when they occur, and for making sure regular Board refreshment occurs. The Company’s Corporate Governance Guidelines stipulate that each non-management Director shall retire from the Board immediately prior to the annual shareholder meeting that follows their 75th birthday.
The Board has delegated to the Nominating and Corporate Governance Committee the duty to select and recommend new candidates for approval. When called upon to fill a vacancy, this Committee considers all recommended candidates, and may retain an independent executive search firm to assist with candidate selection and review.
The Nominating and Corporate Governance Committee conducts an annual review of the overall composition of the Board to determine whether the current non-management Directors collectively represent an appropriate mix of experience, backgrounds, and expertise. Determination of expertise includes consideration of the following, among other factors: public company leadership, including C-suite experience; oil and natural gas experience, manufacturing, engineering, or technology experience; and experience relating to health, safety, the environment, and sustainability.

HALLIBURTON	2025 Proxy Statement	13

The Board Refreshment Process
STEP 1	▶	STEP 2	▶	STEP 3	▶	STEP 4	▶	STEP 5

The Board
considers whether
adding additional
members to the
Board would
enhance the
Board’s oversight,
experience,
breadth of
backgrounds,
geographic reach,
and other
attributes. The
Board and
management
engage in an effort
to search for
qualified
candidates,
including through
searches and
referrals, and by
studying possible
areas for additional
expertise.
The Nominating and Corporate Governance Committee considers the candidates recommended for Board membership by Board members, management, and shareholders.
Candidates’
qualifications are
reviewed using the
Board’s
membership
criteria, which
includes review of
a candidate’s
experience,
expertise,
personal
background, and
other factors to
discern whether
the candidate will
contribute desired
skills and
expertise.
Committee members, other Board members, and management interview candidate(s).
The Nominating
and Corporate
Governance
Committee makes
a recommendation
of Director
nominees who are
best qualified to
serve the interests
of Halliburton’s
shareholders and
possess skills and
expertise that
strengthen our
Board.

The Nominating and Corporate Governance Committee will consider candidates for Board membership recommended by
Board members, our management, and shareholders. The Committee may also retain an independent executive search firm to identify candidates for consideration and to gather additional information about the candidate’s background, experience, and reputation. A shareholder who wishes to recommend a candidate should notify our Corporate Secretary.
In anticipation of upcoming mandatory Director age retirements, our Board refreshment journey includes the enhancement of our Board over the last several years with the addition of seven Directors, each of whom provide a variety of experiences and expertise to the Board. For example, Ms. Weiss and Mr. Smith joined the Board in 2023. Ms. Weiss contributes substantial global, multinational experience in the oil and natural gas industry. As a CEO, Mr. Smith brings deep expertise in setting and executing long-term corporate strategy, identifying and implementing important growth initiatives, and overseeing financial operations and activities. With several of our Directors reaching mandatory retirement age, the Board continually evaluates whether additional Directors would enhance the Board's oversight, experience, breadth, and other attributes.
Further, the addition of new Directors, prior to Director retirements, presents an opportunity for those Directors to learn key positions before the retiring Director's departure.

14	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Shareholder Engagement
Halliburton’s Board values continuous improvement. We prioritize regular engagement with our shareholders through consistent, open dialogue that helps us gather valuable feedback and ensures we are aware of investor viewpoints.
During the fall of 2024, we participated in off-season investor meetings to better understand our shareholder priorities and concerns prior to the proxy voting season. We offered to engage with our largest shareholders, as well as several others who had contacted Halliburton. We offered engagement to and communicated with shareholders representing approximately
52% of our shares as well as the two largest shareholder proxy advisors, Institutional Shareholder Services (ISS) and Glass
Lewis. As a result of this outreach, we hosted video-conferences with eight shareholders who represented approximately
46% of our shares and proxy advisor Glass Lewis. These meetings included conversations with Robert A. Malone (Lead
Independent Director) and Halliburton senior management. ISS indicated they did not have any overriding questions or concerns and opted to pass on fall 2024 engagement.
We provided our shareholder presentation to all of our largest shareholders and others who contacted Halliburton, even if they were unable to participate in a video call. Our 2024 updates to these materials highlight the latest information about our
Board oversight and engagement; our executive compensation program; our people; health, safety, and environmental performance and strategies; and our approach to sustainable energy solutions. We also offered to follow up to discuss any questions or concerns. Our aim is to provide all shareholders the opportunity to communicate their expectations and stay abreast of our activities, regardless of whether they are able to attend a formal meeting.
In addition to providing an off-season investor engagement program, we solicited additional shareholder feedback with our annual and quarterly reporting, earnings conference calls, and investor meetings. We also conducted outreach to investment research analysts and other parties who are not shareholders, but who have interest in and offer feedback about
Halliburton's activities. As part of these campaigns, Halliburton’s senior management and Investor Relations team hosted regular meetings and conference calls. In 2024, we participated in 16 sell-side conferences, three non-deal roadshows, and
278 investor meetings.
Our senior management and Directors presented shareholder feedback to the full Board of Directors for discussion and consideration as part of its oversight responsibility.
Communication to the Board
To foster better communication from our shareholders and other interested persons, we maintain a process for shareholders and others to communicate with the Audit Committee and the Board. The process has been approved by both the Audit
Committee and the Board and meets the requirements of the NYSE and SEC. The methods of communication with the
Board include telephone, mail, and e-mail.

888.312.2692 or 770.613.6348	Board of Directors c/o Code of Business Conduct Halliburton Company P.O. Box 2625 Houston, TX 77252-2625 USA	BoardofDirectors@halliburton.com
Our compliance team reviews all communications directed to the Audit Committee and the Board. The Audit Committee is
promptly notified of any substantive communication involving accounting, internal accounting controls, or auditing matters.
The Lead Independent Director is promptly notified of any other significant communication, and any Board-related matters which are addressed to a named Director are promptly sent to that Director. Copies of all communications are available for review by any Director. Communications may be made anonymously or confidentially. Confidentiality shall be maintained unless disclosure is:
•required or advisable in connection with any governmental investigation or report;
•in the interests of Halliburton, consistent with the goals of our Code of Business Conduct; or
•required or advisable in our legal defense of a matter.
Information regarding these methods of communication is also on our website at www.halliburton.com.

HALLIBURTON	2025 Proxy Statement	15

Proposal No. 1 Election of Directors
In considering whether a current Director should be nominated for election as a Director, the Nominating and Corporate
Governance Committee and the Board considered, among other matters, the expertise and experience of the Director; the annual performance evaluation of the Director; the Director’s attendance at, preparation for, and engagement in Board and
Committee meetings; the experience of the Board; the tenure of the Director; and the overall distribution of tenure among
Directors to ensure sufficient experience with the Company’s operations, performance, technology, and cycles of the industry. Qualifications and experiences of our Directors are provided under Information about Nominees for Director.

AFTER CONSULTATION WITH THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE, THE BOARD
OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES
LISTED UNDER INFORMATION ABOUT NOMINEES FOR DIRECTOR.

The eleven nominees are all current Directors. If any nominee is unwilling or unable to serve, favorable and uninstructed proxies will be voted for a substitute nominee designated by the Board. If a suitable substitute is not available, the Board will reduce the number of Directors to be elected. Each nominee has indicated approval of his or her nomination and his or her willingness to serve if elected. The Directors elected will serve for the ensuing year and until their successors are elected and qualify.

16	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Al Khayyal
Albrecht
Bennett
Cummings
Gerber
Malone
Smith
Weiss
Young
Banks
BOARD COMPOSITION
The Halliburton Board of Directors represent an appropriate mix of experience and expertise. Determination of expertise includes consideration of the following, among other factors: public company leadership, including C-Suite experience; oil and natural gas experience; manufacturing, engineering, or technology experience; and experience relating to health, safety, the environment, and sustainability.

91%	8.3
Independence	Average Non-Management Director Tenure
NON-MANAGEMENT DIRECTOR QUALIFICATIONS AND EXPERIENCE

STRATEGIC SKILLS
Energy Industry Including Oil and Gas	●	●	●			●	●		●
Science, Technology, and Engineering			●	●	●			●	●	●
Health, Safety, and Environment and Sustainability	●	●	●		●	●	●		●	●
Strategic Planning and Risk Oversight	●	●	●	●	●	●	●	●	●	●
International Business	●	●		●	●	●	●			●
CORE SKILLS
Corporate Governance, Legal, Compliance	●	●		●	●	●	●	●	●	●
Accounting/Finance	●	●	●				●	●	●
Information Technology and Cybersecurity		●			●			●	●	●
Senior Executive Experience & Board and Committee Leadership Experience	●	●	●	●	●	●	●	●	●	●
People and Talent Management	●	●	●	●	●	●	●	●	●	●
DEMOGRAPHICS
Black/African American					●			●
White/Caucasian		●	●	●		●	●		●
Middle Eastern	●
Native American										●
GENDER	M	M	F	M	M	M	M	M	F	F
TENURE	10	9	6	19	3	13	16	2	2	3
Financial Expert

HALLIBURTON	2025 Proxy Statement	17

Information about Nominees for Director

Abdulaziz F. Al Khayyal Former Director and Senior Vice President of Industrial Relations, Saudi Aramco INDEPENDENT Age: 71 Director Since: 2014 Halliburton Committees •Audit •Health, Safety and Environment
Current Public Company Directorships
•Marathon Petroleum Corporation
(since 2016)
Former Public Company Directorships
(within last five years):
•None
Other Directorships and Memberships
•Chairman, National Gas &
Industrialization Company, Saudi
Arabia

Mr. Al Khayyal has exceptional knowledge of the energy industry, including significant international experience, a thorough understanding of the geopolitics of the oil and natural gas business, and executive experience with the world’s largest producer of crude oil. Mr. Al Khayyal retired from a senior leadership role at Saudi Aramco in 2014 after more than three decades of service.
Skills and qualifications
Energy Industry, International Business, Strategic Planning: Mr. Al Khayyal is the retired director and Senior Vice
President of Industrial Relations of Saudi Aramco. He held multiple senior roles of increasing responsibility during his career at Saudi Aramco, spanning from 1981 to 2014, including Senior Vice President, Refining, Marketing and International, and
Vice President, Corporate Planning. He worked across many facets of the company, including leadership roles in sales and marketing, human resources, corporate planning, and international operations. Mr. Al Khayyal had responsibility or worked for assets and facilities around the globe, including in Saudi Arabia and the Middle East, the United States, South Korea,
and the Philippines.
Technology/Engineering: Mr. Al Khayyal served in several engineering assignments early in his Saudi Aramco career and worked in several midstream and downstream positions. In addition to his 33-year career at Saudi Aramco, Mr. Al Khayyal attended University of California, Irvine, where he received his Bachelor of Science degree in mechanical engineering and an MBA.
Health, Safety & Environment and Sustainability: Mr. Al Khayyal held a wide range of managerial positions in oil and natural gas operations and maintenance, including as Saudi Aramco’s Senior Vice President, International Operations. While
in this role, he oversaw the daily operations including environmental, safety, and security concerns for 50,000 employees across the Saudi Aramco organization. This extensive, directly applicable industry expertise brings important context and perspectives to the work of our Health, Safety and Environment Committee.
Human Resources/Compensation: As Director of Personnel and later VP of Human Resources for three years at Saudi
Aramco, Mr. Al Khayyal was responsible for recruitment, hiring, training, benefits and compensation practices, and policies and procedures across its global workforce. He led the initiative to form a medical joint venture with Johns Hopkins to manage healthcare needs for Saudi Aramco’s 350,000 employees and dependents.
Legal/Regulatory/Public Policy: Mr. Al Khayyal currently serves as a board member for Marathon Petroleum and is Vice
Chair of the Sustainability and Public Policy Committee. As Senior Vice President of Industrial Relations, he had direct oversight of Saudi Aramco’s global government relations efforts.

18	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

William E. Albrecht President, Moncrief Energy, LLC INDEPENDENT Age: 73 Director Since: 2016 Halliburton Committees •Health, Safety and Environment (Chair) •Compensation
Current Public Company Directorships
•Chairman of the Board, Vital Energy
(formerly Laredo Petroleum Inc.)
(since 2020)
Former Public Company Directorships
(within last five years):
•Chairman of the Board, California
Resources Corporation (2014-2020)
•Lead Independent Director, Valaris Inc.
(2019-2021)
Other Directorships and Memberships
•Director, Terra Energy Partners
•Director Certified, National Association
of Corporate Directors
•Board Leadership Fellow, National
Association of Corporate Directors

Mr. Albrecht has extensive experience in the oil and natural gas industry and executive experience with a public oil and natural gas exploration and production company and an international offshore drilling company. As the President of an independent oil and natural gas company, he has deep knowledge of the current dynamics in the U.S. oil and natural gas industry. Additionally, Mr. Albrecht’s expertise in the field of engineering gives him technical understanding of Halliburton’s products, services, and customers.
Skills and qualifications
Energy Industry, International Business, Strategic Planning: Mr. Albrecht has spent more than 40 years in leadership positions in the domestic oil and natural gas industry. Since 2021, he has been the President of Moncrief Energy. Previously,
Mr. Albrecht was Chairman of the Board of California Resources Corporation (CRC), an independent oil and natural gas company. He worked as Vice President at Occidental Petroleum and as President of Oxy Oil & Gas, Americas. At Oxy, Mr.
Albrecht had managerial oversight of its upstream assets. Prior to Oxy, Mr. Albrecht was an executive officer for domestic energy producer EOG Resources and a petroleum engineer for Tenneco Oil Company. Mr. Albrecht holds a Master of
Science degree in systems management from the University of Southern California and a Bachelor of Science degree in engineering from the United States Military Academy.
Accounting/Finance: Over multiple decades in oil and natural gas industry leadership roles, Mr. Albrecht has led development and acquisition efforts at companies including Kelley Oil & Gas Corp., Contour Energy, EOG Resources, and
Occidental Petroleum. His responsibilities have included oversight and active engagement in accounting and finance matters at each assignment.
Health, Safety & Environment and Sustainability: As a petroleum engineer for Tenneco Oil Company, Mr. Albrecht had hands-on experience in health, safety, environmental (HSE), and sustainability efforts and knows what it takes to maintain a safe and sustainable workplace. As President of Oxy Oil and Gas USA and later President of Oxy Oil and Gas Americas, Mr.
Albrecht provided leadership and oversight on Oxy HSE performance and continuous improvement efforts.
Mergers & Acquisitions: Mr. Albrecht oversees strategy at Moncrief Energy. At EOG Resources, he served as Vice
President of Acquisitions and Engineering, where he had responsibility for acquisitions, divestitures, and the annual SEC year-end reserves report. As Chairman of the Board of Rowan Companies, Mr. Albrecht oversaw the 2018 merger of Rowan and Ensco. As Chairman of the Board at CRC, he oversaw asset acquisitions such as the 2018 Elk Hills oil field purchase from Chevron.
Human Resources/Compensation: As Chairman of the Board of CRC and as President of Moncrief Energy, Mr. Albrecht
gained significant industry experience regarding compensation and HR matters, such as recruitment and hiring, benefits, and training.

HALLIBURTON	2025 Proxy Statement	19

M. Katherine Banks Former President, Texas A&M University INDEPENDENT Age: 65 Director Since: 2019 Halliburton Committees •Health, Safety and Environment •Nominating and Corporate Governance
Current Public Company Directorships
•Peabody Energy (since 2023)
Former Public Company Directorships
(within last five years):
•None
Other Directorships and Memberships
•Elected Fellow of the American Society
of Engineers
•National Academy of Engineering
•Board member, Triad National Security

Dr. Banks has significant experience in engineering, technology, and academia, and she brings unique expertise in scientific lab management, safety, and nuclear security. Before retiring in 2023, Dr. Banks served as President of Texas A&M
University. She also served as Vice Chancellor of National Laboratories and National Security Strategic Initiatives for the
Texas A&M University System, where she provided oversight of the Los Alamos National Laboratory contract and the
George H.W. Bush Combat Development Complex at the RELLIS campus.
Skills and qualifications
Strategic Planning: Dr. Banks has over 30 years of experience in academia and served as President of Texas A&M
University, one of the largest U.S. universities with more than 72,000 students and 10,000 faculty and staff members. Prior to becoming President, she served as the Dean of the College of Engineering for nine years at Texas A&M and Head of the
School of Civil Engineering at Purdue University. As governments and industries consider alternative forms of energy and as service companies consider additional products and services for emerging and alternative energy sources, Dr. Banks’
experience with engineering, technology, and nuclear security provides strategic insight into future opportunities.
Technology/Engineering, Energy Industry: Dr. Banks’ technical training includes a Bachelor of Science degree in environmental engineering from the University of Florida, a Master of Science degree in environmental engineering from the
University of North Carolina, and a Doctoral degree in civil and environmental engineering from Duke University. She has held numerous leadership positions in engineering schools, including serving as Vice Chancellor of Engineering and Dean of
Texas A&M’s College of Engineering. Dr. Banks is an Elected Fellow of the American Society of Civil Engineers and was
elected to the National Academy of Engineering. In addition to her leadership positions and national recognition in the field of engineering, she received Oil and Gas Investor’s 25 Influential Women in Energy Pinnacle Award in 2021.
Human Resources and Compensation: Given Halliburton’s focus on developing talent, Dr. Banks’ knowledge of the
American academic system is highly valuable to the Board’s discussions of talent recruitment, retention, and development.
Health, Safety & Environment and Sustainability: At Texas A&M, Dr. Banks helped establish the EnMed program, an innovative engineering medical school option created by Texas A&M University and Houston Methodist Hospital, designed to educate a new kind of physician who will create transformational technology for health care. Dr. Banks’ previous oversight of
Texas A&M’s Sustainability Master Plan provides unique perspectives and knowledge to the Board’s work to oversee our environment, social, and governance strategy at Halliburton.
Public Policy: Dr. Banks’ leadership positions included serving as Vice Chancellor of National Laboratories and National
Security Strategic Initiatives. In these capacities she has had significant engagement on matters of public policy.

20	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Alan M. Bennett Former President and Chief Executive Officer, H&R Block, Inc. INDEPENDENT Age: 74 Director Since: 2006 Halliburton Committees •Audit •Nominating and Corporate Governance
Current Public Company Directorships
•Fluor Corporation (since 2011)
•TJX Companies, Inc. (since 2007)
Former Public Company Directorships
(within last five years):
•None
Other Directorships and Memberships
•None

Mr. Bennett has broad business and financial expertise, from internal audit to corporate controller to chief financial officer of a large, public company. He is a certified public accountant and also has chief executive officer experience. Mr. Bennett has deep experience overseeing strategic decisions related to mergers and acquisitions, which gives him valuable perspectives in Board discussions of strategy and capital allocation. He brings a keen understanding of the customer perspective and how to create results-driven marketing campaigns.
Skills and qualifications
Accounting/Finance, Strategic Planning, Mergers & Acquisitions: Mr. Bennett is a certified public accountant who retired in 2011 as President and CEO of H&R Block, a tax, banking, and financial service provider, and he has intimate knowledge of financial matters. Prior to this role, he served as Senior Vice President and Chief Financial Officer at Aetna, a
diversified healthcare benefits company, and was Vice President, Sales and Marketing, at Pirelli Armstrong Tire Company.
His leadership roles at H&R Block, Aetna, and Pirelli Armstrong provide our Board with insights into strategic planning, audits, enterprise risk management, and mergers and acquisitions. Mr. Bennett earned his Bachelor of Science degree in accounting from Susquehanna University.
Legal/Regulatory/Public Policy: At Aetna, Mr. Bennett engaged frequently on critical regulatory and legal matters for a company that operates in a highly regulated industry. Mr. Bennett’s experience at Aetna required a deep understanding of public policy issues in the healthcare space. He brings deep knowledge of internal control processes for Sarbanes-Oxley Act compliance.
Technology: Through his leadership at H&R Block, Mr. Bennett understands the technology requirements needed to support a large workforce across multiple geographies. He approved and oversaw the rollout of major technology systems at
H&R Block and Aetna.
Human Resources/Compensation: In his role as Chief Executive Officer of H&R Block, Mr. Bennett had responsibility for a global workforce that spanned more than 90,000 employees across the company’s operating footprint. He is intimately familiar with HR issues such as hiring, benefits, retention, and training, having served as a leader at one of the largest U.S.
health care providers, and he has direct experience overseeing management succession activities.
Corporate Governance: Mr. Bennett has served on the boards of five major U.S. corporations in the past 20 years:
Bausch & Lomb, H&R Block, TJX Companies (current Lead Independent Director), Fluor, and Halliburton. He uses this deep experience and knowledge base to support Board discussions of investor expectations and governance best practices as he serves on the Audit Committee and the Nominating and Corporate Governance Committee.

HALLIBURTON	2025 Proxy Statement	21

Earl M. Cummings Managing Partner, MCM Houston Properties, LLC INDEPENDENT Age: 60 Director Since: 2022 Halliburton Committees •Audit (Chair) •Compensation
Current Public Company Directorships
•CenterPoint Energy (since 2020)
Former Public Company Directorships
(within last five years):
•None
Other Directorships and Memberships
•Texas Southern University, Jesse H.
Jones School of Business Advisory
Council Member
•Texas Children’s Hospital, Operations &
Planning Committee
•University of Houston Energy Advisory
Board, Strategic Planning Committee

Mr. Cummings has significant technical expertise, leadership in information technology solutions, experience with federal and state government issues, and deep entrepreneurship credentials needed for innovation in an evolving energy economy.
In addition, Mr. Cummings brings valuable expertise in business strategy, capital markets, and mergers and acquisitions.
Since 2013, Mr. Cummings has been the Managing Partner of MCM Houston Properties, a real estate fund that purchases, restores, and rents single-family residential properties in the Houston area.
Skills and qualifications
Strategic Planning, Accounting/Finance: As Managing Partner of MCM Houston Properties, Mr. Cummings is responsible for executive leadership, capital raising, acquisition, and business and investment strategies of the fund and its assets. He has managed and sold more than 75,000 properties valued at over $5.5 billion. He is engaged in all phases of management and operation, including investor and finance relationships, project selection, due diligence, acquisition, asset management, portfolio optimization and disposition strategy, RFP preparation and response, vendor and talent selection, and political and government affairs. Mr. Cummings serves on the Audit Committee of the CenterPoint Energy board of directors. He received an MBA from Pepperdine University.
Technology/Engineering: Previously, Mr. Cummings served as Chief Executive Officer of The BTS Team, an information technology and staffing firm specializing in network, programming, database, and desktop support services. Additionally, Mr.
Cummings has served on the board of C-STEM Robotics, where he was founding Chairman of the Executive Board. He received a Bachelor of Business Administration degree in management information systems from the University of Houston.
Public Policy: At MCM, Mr. Cummings has extensive knowledge of and direct experience working with a variety of federal and state real estate issues, including federal contract administration, technical proposal preparation, partnership and mentoring agreements, Federal Acquisition Regulations, the Small Business Administration, and General Service
Administration.
Human Resources/Compensation: Mr. Cummings has direct HR and compensation experience as a board member of
CenterPoint Energy, where he previously served on the Compensation Committee.
Health, Safety & Environment and Sustainability: Mr. Cummings is intimately familiar with the HSE requirements of a publicly traded company through his work as the previous Chair of the Governance, Environment and Sustainability
Committee of the CenterPoint Energy board of directors.

22	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Murry S. Gerber Former Executive Chairman of the Board, EQT Corporation INDEPENDENT Age: 72 Director Since: 2012 Halliburton Committees •Audit •Compensation (Chair)
Current Public Company Directorships
•BlackRock, Inc. (since 2000)
•United States Steel Corporation (since
2012)
Former Public Company Directorships
(within last five years):
•None
Other Directorships and Memberships
•Board of Trustees, Pittsburgh Cultural
Trust

Mr. Gerber has extensive business experience in the energy industry, with specific subject matter expertise in U.S.
unconventional oil and natural gas basins. Mr. Gerber’s public company board experience spans two decades and multiple sectors, giving him important insights and perspectives on commodity markets and financial markets.
Skills and qualifications
Energy Industry, Strategic Planning, Accounting/Finance, Technology/Engineering: Mr. Gerber served as Executive
Chairman of EQT Corporation from 2010 until May 2011, as its Chairman from 2000 to 2010, as its President from 1998 to
2007, and as its Chief Executive Officer from 1998 to 2010. EQT is an integrated energy company with a focus in natural gas production, gathering, processing, transmission, and distribution. Prior to this, Mr. Gerber served as CEO of Coral
Energy (now Shell Trading North America). Mr. Gerber brings deep executive expertise managing and overseeing strategic, operational, and financial matters for large, complex enterprises. His experience as Lead Independent Director at BlackRock and as Chair of the Audit Committee of United States Steel provides valuable experience for the Halliburton Board. Mr.
Gerber holds a Bachelor of Science degree in geology from Augustana College and a Master of Science degree in geology from the University of Illinois.
Legal/Regulatory/Public Policy: Mr. Gerber is intimately familiar with legal and regulatory issues in highly regulated industries through his work at EQT and as the Lead Independent Director of BlackRock. At EQT, he had daily oversight of public policy issues related to the oil and natural gas industry.
Mergers & Acquisitions: During his time leading EQT, Mr. Gerber oversaw the company’s growth from a local distribution company to the leading exploration and production company in the Appalachian Basin, investing $7 billion in the region.
Human Resources/Compensation: As President and CEO of EQT, Mr. Gerber had direct oversight of company HR and compensation plans, practices, and training and retention efforts.
Health, Safety & Environment and Sustainability: As head of a large oil and natural gas company, Mr. Gerber had responsibility for company HSE initiatives and performance. He understands the critical nature of HSE requirements and their importance to the success of the business. Mr. Gerber serves on the Nominating, Governance & Sustainability
Committee at BlackRock.

HALLIBURTON	2025 Proxy Statement	23

Robert A. Malone
Executive Chairman, President and
Chief Executive Officer, First Sonora
Bancshares, and The First National
Bank of Sonora (Sonora Bank)
INDEPENDENT
Age: 73
Director Since: 2009
Lead Independent Director Since: 2018
Halliburton Committees
•Compensation
•Nominating and Corporate
Governance

Current Public Company Directorships
•Non-Executive Chairman of the Board,
Peabody Energy (since 2016) and
Director (since 2009)
•Teledyne Technologies (since 2015)
Former Public Company Directorships
(within last five years):
•BP Midstream Partners GP LLC, the
general partner of BP Midstream
(2017-2022)
Other Directorships and Memberships
•None

Mr. Malone has exceptional executive leadership experience, energy and natural resources industry expertise, and is highly experienced in crisis management, safety regulation compliance, and corporate restructuring. Mr. Malone is currently
Executive Chairman, President and CEO of First Sonora Bancshares, and of Sonora Bank. He held global leadership roles at BP plc, BP America Inc., and BP Shipping Ltd.
Skills and qualifications
Accounting/Finance, Strategic Planning, Mergers & Acquisitions: In his current and prior roles, Mr. Malone has accrued years of experience setting and executing corporate strategy, leading acquisitions, and overseeing accounting and financial reporting processes. He brings important perspectives and context to the Board’s discussions of finance and capital allocation.
Energy Industry, Technology/Engineering: Prior to his current role at First Sonora, Mr. Malone was Executive Vice
President of BP and the Chairman of the Board and President of BP America, at the time the largest producer of oil and natural gas and the second-largest gasoline retailer in the United States. Prior to this, Mr. Malone was Chief Executive
Officer of BP Shipping and Alyeska Pipeline. Additionally, Mr. Malone serves as non-executive Chairman of the Board at
Peabody Energy and as a board member of Teledyne Technologies, which provides enabling technologies for industrial growth markets. Mr. Malone holds a Bachelor of Science degree in metallurgical engineering from The University of Texas at
El Paso and was an Alfred P. Sloan Fellow at the Massachusetts Institute of Technology where he earned a Master of
Science degree in management.
Legal/Regulatory/Public Policy: At BP, he led several efforts that required deep public policy, regulatory, and crisis management expertise, and he had direct oversight for the Law and Government Relations teams while at BP America.
Human Resources/Compensation: Mr. Malone’s executive leadership and board experience provides deep HR knowledge and insight from multiple industries. Through his work at Sonora Bank and BP, Mr. Malone brings knowledge on hiring, compensation, benefits, training, and retention matters that directly benefit our Board.
International Business: Mr. Malone lived abroad and conducted business around the world while at BP and BP Shipping.
This gives him deep perspective into the global energy industry.
Health, Safety & Environment and Sustainability: In his past roles within the global BP organization, Mr. Malone had strong operations experience, supported sustainability initiatives, and was responsible for HSE performance and improvement. He was a safety director and understands the day-to-day safety requirements for a global energy company.

24	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Jeffrey A. Miller Chairman of the Board, President and Chief Executive Officer, Halliburton Company NON-INDEPENDENT Age: 61 Director Since: 2014 Halliburton Committees •None
Current Public Company Directorships
•None
Former Public Company Directorships
(within last five years):
•None
Other Directorships and Memberships
•American Petroleum Institute
•National Petroleum Council
•Advisory Council, Texas A&M University
Dwight Look College of Engineering
•Board of Directors, Association of Former
Students of Texas A&M University
•The Council on Recovery Board of
Trustees
•Greater Houston Partnership
•Board of Directors, Friends of Bill Wilson
•Board of Directors, Arab-American
Bilateral chamber

Mr. Miller joined Halliburton in 1997, working in various leadership roles of increasing responsibility and oversight, including serving on our Board of Directors since 2014. From 2014 to 2017, he served as President and Chief Health, Safety and
Environment Officer. From 2017 to 2018, Mr. Miller served as President and CEO; beginning in 2019, he has served as
Halliburton’s Chairman of the Board, President and CEO.
Mr. Miller brings deep global energy industry expertise, executive and business development experience, and in-depth knowledge of Halliburton’s strategy, risks, human capital management programs, operations, and health, safety, and environment protocols. Mr. Miller holds a Bachelor of Science degree in agriculture and business from McNeese State
University and an MBA from Texas A&M University.
Skills and qualifications
Energy Industry, Strategic Planning, International Business: Mr. Miller has extensive experience leading energy industry business efforts in every region of the world, including specific assignments living in Angola, Indonesia, Venezuela, and Dubai. He leads Halliburton’s strategy and direction. He previously served as Senior Vice President, Global Business
Development, and was responsible for Halliburton’s largest global customers.
Health, Safety & Environment and Sustainability: Mr. Miller leads the Company’s HSE and sustainability strategies and goals. He oversees Halliburton’s HSE efforts and understands the daily requirements for an energy company to operate safely. Through his leadership, Halliburton made “advance a sustainable energy future” a strategic company priority, and the
Company set and is achieving measurable sustainability targets that include reductions in Scope 1 and 2 emissions.
Accounting/Finance, Mergers & Acquisitions: Mr. Miller is a CPA and worked at a major accounting firm prior to
Halliburton. He has deep mergers and acquisitions experience, working closely on a number of significant acquisitions and divestitures. Through Mr. Miller’s guidance, Halliburton focuses on driving capital efficiency across the balance sheet.
Technology/Engineering: Through Mr. Miller’s leadership, Halliburton advances digital and automation in its and its customers’ operations to create more intelligent, remote, autonomous, and environmentally friendly operations throughout the energy industry. Under his direction, Halliburton develops and provides innovative technology solutions and is the leader in U.S. patents granted to oil and natural gas service companies for the past seven years.
Human Resources/Compensation: In roles of increasing responsibility in locations around the world while at Halliburton,
Mr. Miller gained significant experience leading people and organizations. Through his various roles, Mr. Miller developed deep insight into and hands-on leadership in HR matters, such as recruitment and hiring, compensation, benefits, and training.

HALLIBURTON	2025 Proxy Statement	25

Maurice S. Smith
President, Chief Executive Officer
and Vice Chair, Health Care
Service Corporation
INDEPENDENT
Age: 53
Director Since: 2023
Halliburton Committees
•Compensation
•Health, Safety and Environment

Current Public Company Directorships
•Ventas Corporation (since 2021)
Former Public Company Directorships
(within last five years):
•None
Other Directorships and Memberships
•Chairman, Prime Therapeutics
•Board member, Blue Cross Blue Shield
Association
•Board member, America’s Health
Insurance Plans (AHIP)
•Board, Federal Reserve Bank of Chicago
•Board, Economic Club of Chicago

Mr. Smith has extensive senior leadership experience in the health care industry, currently serving as the President, CEO and Vice Chair of Health Care Service Corporation (HCSC), one of the largest U.S. health insurers. Mr. Smith began his career at HCSC in 1993 and has held positions of increasing responsibilities across a range of functions. He is Chairman of the Board of Prime Therapeutics (a privately held, partially owned subsidiary of HCSC with revenue of over $30 billion), a diversified pharmacy solutions organization serving health plans, employers, and government programs. Mr. Smith brings to our Board deep expertise in setting and executing long-term corporate strategy, identifying and implementing important growth initiatives, and overseeing financial operations and activities.
Skills and qualifications
Strategic Planning, Accounting/Finance, Mergers & Acquisitions: Mr. Smith has held prominent leadership roles over the past three decades, with experience across sales, finance, strategy, operations, and government relations. Under his leadership as HCSC President (since 2019), CEO (since 2020), and Vice Chair (since 2023), Mr. Smith has delivered strong revenue and earnings growth and steered the company through an ever-evolving industry, including navigating the dynamic landscape created by a global pandemic. Mr. Smith was President of Blue Cross Blue Shield of Illinois, a division of HCSC, from 2015 to 2019. Previously, he directed the company’s investment and capital allocation strategies, capital structure, and financing activities, including important step-function growth initiatives such as the acquisition of Health Benefits and doubling HCSC’s Medicare Advantage geographic footprint. Through these efforts, HCSC has achieved annual revenues over $50 billion and employs more than 25,000 people. Mr. Smith’s board involvement with the Federal Reserve Bank of
Chicago provides context for current and future economic conditions. Mr. Smith earned a Bachelor of Arts degree in business administration from Roosevelt University and an MBA from Pepperdine University.
Regulatory/Public Policy: With over 30 years in health care, Mr. Smith has gained invaluable experience with the trends, public policy matters, and direction of the industry. This experience enhances our Board’s understanding of complex legal, regulatory, and compliance risks relevant to the business.
Health, Safety & Environment and Sustainability: Under Mr. Smith’s leadership, HCSC has continued to advance its long-term impact by partnering with non-profits and local care providers to improve community health, create jobs, and operate in a responsible and sustainable manner. From this experience, Mr. Smith brings important context and perspectives to our boardroom that are invaluable in our oversight of sustainability initiatives and corporate social responsibility efforts.
Human Resources/Compensation: Mr. Smith is intimately familiar with HR issues such as hiring, benefits, retention, and training, having served as a leader at one of the largest U.S. health insurers.

26	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Janet L. Weiss Former President, BP Alaska INDEPENDENT Age: 61 Director Since: 2023 Halliburton Committees •Health, Safety and Environment •Nominating and Corporate Governance
Current Public Company Directorships
•Tourmaline Oil Corp. (since 2020)
Former Public Company Directorships
(within last five years):
•None
Other Directorships and Memberships
•Director, First National Bank Alaska
•Director, Northwest University

Ms. Weiss has substantial experience in the oil and natural gas industry, including serving as the President of BP Alaska.
Prior to that role, Ms. Weiss held numerous leadership positions at BP and ARCO. Through these experiences, Ms. Weiss gained and brings to our Board significant experience in engineering, management, health and safety, operations, and strategic planning, as well as invaluable insight and perspective on the operations and financial aspects of the global oil and natural gas industry.
Skills and qualifications
Energy Industry, International Business, Strategic Planning: Ms. Weiss retired in 2020 with more than 35 years of energy industry leadership experience. As President of BP Alaska, Ms. Weiss was responsible for BP’s Alaska oil and natural gas exploration, development, and production activities, as well as its interests in the Trans-Alaska oil pipeline. Prior to that, she held key management positions throughout BP in North America and the UK. Ms. Weiss serves as a director at
Tourmaline Oil, a publicly traded Canadian exploration and production company.
Technology/Engineering: Beginning her career in Alaska, Ms. Weiss worked as a process engineer, reservoir engineer, petroleum engineer, and reservoir engineering advisor. Her executive appointments have included VP of Special Projects for
BP Exploration & Production and VP for Unconventional Gas Technology. Her engineering background is valuable in discussions about Halliburton’s products and services strategy and the Board’s oversight of related risks. Ms. Weiss earned a Bachelor of Science degree in chemical engineering from Oklahoma State University.
Health, Safety & Environment and Sustainability: Ms. Weiss has hands-on experience with the daily operational and
HSE requirements needed to operate safely in the oil and natural gas industry. This includes roles as Vice President responsible for business delivery for fields in Wyoming and in the Gulf of Mexico Shelf, Reservoir Manager for fields in
Alaska, Strategy Manager for Alaska, and Director of Organizational Capability for BP’s Exploration and Production
Operations and HSSE staff of over 7,000 people. Ms. Weiss serves as a member of the Environment, Safety, and
Sustainability Committee of the Tourmaline board.
Human Resources/Compensation: As President of BP Alaska and in roles of increasing responsibility prior to that, Ms.
Weiss gained significant industry experience regarding compensation and HR matters, such as recruitment and hiring, benefits, and training.
Corporate Governance: Ms. Weiss has deep governance experience through her time at BP and serving on the boards of public, private, and academic entities. She brings valuable business and cultural perspectives from her global, multinational experience that will contribute meaningfully to the Board’s efforts.

HALLIBURTON	2025 Proxy Statement	27

Tobi M. Edwards Young
Senior Vice President of Legal
and Chief Corporate Affairs
Officer, Cognizant Technology
Solutions
INDEPENDENT
Age: 49
Director Since: 2022
Halliburton Committees
•Audit
•Nominating and Corporate
Governance (Chair)

Current Public Company Directorships
•None
Former Public Company Directorships
(within last five years):
•None
Other Directorships and Memberships
•Board, Information Technology Industry
Council
•Board, Chamber of Commerce, U.S. India
Business Council (USIBC)
•Board, US Chamber Litigation Center
•Co-chair, Global Women’s Democracy
Network, International Republican
Institute

Ms. Young has extensive experience with legal and regulatory issues, policy-making, compliance, and corporate social responsibility, as well as valuable knowledge in technology and digital, including cybersecurity, data management, data privacy, artificial intelligence, and environment, social, and governance matters. Ms. Young serves as Senior Vice President of Legal and Chief Corporate Affairs Officer for Cognizant Technology Solutions, a Fortune 200 information technology services and consulting company. She has direct experience in the executive, legislative, and judicial branches of the federal government, bringing valuable public policy experience to the Board.
Skills and qualifications
Legal/Regulatory/Public Policy: Ms. Young brings vast legal, regulatory, and compliance experience and expertise to our
Board. At Cognizant, Ms. Young serves as Senior Vice President of Legal and Chief Corporate Affairs Officer. Prior to this,
Ms. Young served as a law clerk to U.S. Supreme Court Associate Justice Neil M. Gorsuch from 2018 to 2019, as well as
General Counsel and Board Secretary of the George W. Bush Foundation/Office of the Former President. Ms. Young also served as Associate White House Counsel and Special Assistant to President George W. Bush, as well as Press Secretary to U.S. Representative J.C. Watts, Jr. Ms. Young holds a Bachelor of Arts degree from The George Washington University and a Juris Doctor from the University of Mississippi School of Law.
Technology/Engineering: In her current role, Ms. Young addresses legal and regulatory issues related to compliance, artificial intelligence, global data privacy, cybersecurity standards, and environment, social, and governance matters, among other issues. Ms. Young serves as a board member of the Information Technology Industry Council, the IT industry’s global trade association, and is a member of the International Republican Institute’s Business Advisory Council. She was
previously a member of the U.S. Chamber of Commerce Litigation Center’s Technology Advisory Committee. These
organizations address emerging policy and litigation issues, such as data privacy, cybersecurity, accessibility, and sustainability, that surround technology advancement.
Health, Safety & Environment and Sustainability: At Cognizant, Ms. Young oversees the company’s corporate social responsibility portfolio focused on economic mobility, educational opportunities, health, and community sustainability, and she works closely on environment, social, and governance issues to develop policy and action on sustainability efforts.
Strategic Planning, Accounting/Finance, Mergers & Acquisitions/Global Business: Ms. Young has strong experience with strategic planning, mergers and acquisitions, and financial issues at Cognizant. She serves as a board member on the
U.S.-India Business Council of the U.S. Chamber of Commerce, which works to create an inclusive bilateral trade environment between the two countries.

28	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Directors’ Compensation
Directors’ Fees
All non-management Directors receive an annual retainer of $130,000, which has not increased since 2022. The Lead
Independent Director receives an additional annual retainer of $40,000, which increased in 2024 from $35,000, and the chair of each Committee receives an additional annual retainer for serving as chair as follows: Audit - $25,000; Compensation -
$20,000; Health, Safety and Environment - $20,000; and Nominating and Corporate Governance - $20,000. Non-
management Directors are permitted to defer all or part of their fees under the Directors’ Deferred Compensation Plan.
Directors’ Equity Awards
All non-management Directors receive an annual equity award with a value of approximately $185,000, consisting of restricted stock units (RSUs), each of which represents the right to receive a share of common stock at a future date. These annual awards are made in December. The actual number of RSUs is determined by dividing $185,000 by the average of the closing price of our common stock on the NYSE on each business day during the month of November. The value of the award may be more or less than $185,000 based on the methodology described above for determining the number of RSUs to be awarded and the closing price of our common stock on the NYSE on the date of the award. Non-management
Directors are permitted to defer all of their RSUs under the Directors’ Deferred Compensation Plan.
Additionally, when a non-management Director first joins the Board, he or she receives an equity award shortly thereafter of
RSUs equal to a prorated value of the annual equity award of $185,000. The factor used to determine the prorated award is the number of whole months of service from the beginning of the month in which Board service begins to the following first of
December divided by 12. The number of RSUs awarded is determined by dividing the prorated award amount by the average of the closing price of our common stock on the NYSE on each business day during the month immediately preceding the Director joining the Board.
Directors may not sell, assign, otherwise transfer, or encumber restricted shares (which were previously granted to non-
management Directors) or RSUs until the restrictions are removed. Restrictions on RSUs lapse entirely on the first anniversary of the grant date with the applicable underlying shares of common stock distributed to the non-management
Director unless the Director elected to defer receipt of the shares under the Directors’ Deferred Compensation Plan. If a non-
management Director has a separation of service from the Board before completing the specified number of service years from the applicable award date, any unvested RSUs would be forfeited, unless the Board determines to accelerate vesting.
Restrictions on restricted shares and RSUs lapse following termination of Board service only under specified circumstances, which include death or disability, retirement under the Director mandatory retirement policy, or early retirement after at least four years of service.
During the restriction period, Directors have the right to (i) vote restricted shares, but not shares underlying RSUs, and (ii)
receive dividends or dividend equivalents in cash on restricted shares and RSUs that have not been deferred. RSUs that have been deferred receive dividend equivalents under the Directors’ Deferred Compensation Plan.
Directors’ Deferred Compensation Plan
The Directors’ Deferred Compensation Plan is a nonqualified deferred compensation plan and participation is completely voluntary. Under the plan, non-management Directors are permitted to defer all or part of their retainer fees and all of the shares of common stock underlying their RSUs when they vest. If a non-management Director elects to defer retainer fees under the plan, then the Director may elect to have his or her deferred fees accumulate under an interest-bearing account or translate on a quarterly basis into Halliburton common stock equivalent units (SEUs) under a stock equivalents account. If a non-management Director elects to defer receipt of the shares of common stock underlying his or her RSUs when they vest, then those shares are retained as deferred RSUs under the plan. The interest-bearing account is credited daily with interest at the prime rate of Citibank, N.A. The SEUs and deferred RSUs are credited quarterly with dividend equivalents based on the same dividend rate as Halliburton common stock, and those amounts are translated into additional SEUs or RSUs, respectively.

HALLIBURTON	2025 Proxy Statement	29

After a Director’s retirement, distributions under the plan are made to the Director in a single distribution or in annual installments over a five- or ten-year period as elected by the Director. Distributions under the interest-bearing account are made in cash, while distributions of SEUs under the stock equivalents account and deferred RSUs are made in shares of
Halliburton common stock. Messrs. Al Khayyal, Bennett, Carroll, Patel, and Smith have deferred retainer fees under the plan. Dr. Banks, Ms. Weiss and Messrs. Al Khayyal, Albrecht, Bennett, Carroll, Cummings, Patel, and Smith have deferred
RSUs under the plan.
Directors’ Stock Ownership Requirements
We have stock ownership requirements for all non-management Directors to further align their interests with our shareholders. All non-management Directors are required to own Halliburton common stock in an amount equal to or in excess of the greater of (i) the annual base retainer in effect on the date the non-management Director is first elected to the
Board multiplied by five or (ii) $500,000. The Nominating and Corporate Governance Committee reviews the holdings of all non-management Directors, which include restricted shares, other Halliburton common stock, SEUs, and RSUs owned by the Director, at each May meeting. Each non-management Director has five years to meet the requirements, measured from the date he or she is first elected to the Board. Each non-management Director currently meets the stock ownership requirements or is on track to do so within the requisite five-year period.
Director Clawback Policy
We have adopted a supplemental recoupment policy under which we may seek, in appropriate cases, to recoup incentive-
based compensation, including both time- and performance-vesting awards paid to, awarded to, or credited for the benefit of a Director, if and to the extent that it is determined that, in connection with the performance of that Director’s duties, he or she breached his or her fiduciary duty through a knowing or reckless material violation of law; breached the Company’s
Code of Business Conduct in a matter that results in, or could reasonably expect to result in, material, reputational, or financial harm to the Company; or recklessly disregarded his or her duty to exercise reasonable oversight. We may also recoup incentive-based compensation if the Director is named as a defendant for such actions above, and we either determine that the action is not indemnifiable or the Director does not prevail at trial.
The disinterested members of the Board and the disinterested members of the Compensation Committee and the
Nominating and Corporate Governance Committee may be involved in reviewing, considering, and making determinations regarding the Director’s alleged conduct, whether recoupment is appropriate or required, and the type and amount of incentive compensation to be recouped from the Director.
There was no recoupment under the policy in 2024.

30	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

2024 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Abdulaziz F. Al Khayyal	130,000	182,882	27,966	55,348	396,196
William E. Albrecht	150,000	182,882	–	154,861	487,743
M. Katherine Banks	130,000	182,882	–	62,348	375,230
Alan M. Bennett	155,000	182,882	27,479	185,428	550,789
Earl M. Cummings	130,000	182,882	–	59,555	372,437
Murry S. Gerber	150,000	182,882	–	117,142	450,024
Robert A. Malone	168,159	182,882	–	18,375	369,416
Maurice S. Smith	130,000	182,882	–	14,031	326,913
Janet L. Weiss	130,000	182,882	–	116,429	429,311
Tobi M. Edwards Young	147,582	182,882	–	8,032	338,496
Bhavesh V. Patel (1)	130,000	182,882	2,234	134,882	449,998
Milton Carroll (2)	50,989	—	5,396	100,473	339,740
(1) Mr. Patel will retire early, immediately prior to the 2025 Annual Meeting of Shareholders.
(2) Mr. Carroll retired immediately prior to the 2024 Annual Meeting of Shareholders.
Fees Earned or Paid In Cash. The amounts in this column represent retainer fees earned or paid in fiscal year 2024. Refer to the section Directors’ Fees for information on annual retainer fees.
Stock Awards. The amounts in the Stock Awards column reflect the grant date fair value of RSUs awarded in 2024. We calculate the fair value of equity awards by multiplying the number of RSUs granted by the closing stock price as of the award’s grant date.
The number of restricted shares (RSAs), outstanding RSUs, deferred RSUs, and SEUs held at December 31, 2024, by non-
management Directors are:

Name	Restricted Shares	Outstanding RSUs	Deferred RSUs	SEUs
Abdulaziz F. Al Khayyal	–	–	69,766	18,892
William E. Albrecht	–	–	61,825	–
M. Katherine Banks	–	6,092	13,430	–
Alan M. Bennett	25,236	–	81,079	41,023
Earl M. Cummings	–	–	11,023	–
Murry S. Gerber	2,000	6,092	–	–
Robert A. Malone	14,843	6,092	–	–
Maurice S. Smith	–	–	14,964	7,359
Janet L. Weiss	–	–	6,092	–
Tobi M. Edwards Young	–	6,092	–	–
Bhavesh V. Patel	–	–	32,735	6,745
Milton Carroll	–	–	74,987	70,220
Change in Pension Value and Nonqualified Deferred Compensation Earnings. The amounts in the Change in Pension
Value and Nonqualified Deferred Compensation Earnings column are attributable to the above-market earnings for cash deferrals to our nonqualified deferred compensation plan. The methodology for determining what constitutes above-market earnings is the difference between the interest rate as stated in the plan document and the Internal Revenue Service Annual
Long-Term 120% AFR rate as of December 31, 2024. The 120% Annual AFR rate used for determining above-market earnings in 2024 was 5.45%. The average Director earnings for the balances associated with the Directors’ Deferred
Compensation Plan were 8.84% for 2024. The average above-market earnings associated with this plan equaled 3.39%
(8.84% minus 5.45%) for 2024.
All Other Compensation. This column includes compensation related to the matching gift programs under the Halliburton
Foundation and for HALPAC, dividends or dividend equivalents on restricted shares or RSUs, and dividend equivalents associated with the Directors’ Deferred Compensation Plan.

HALLIBURTON	2025 Proxy Statement	31

Directors who participated in the matching gift program and the corresponding match provided by the Halliburton Foundation in 2024 are: Mr. Albrecht - $112,500; Dr. Banks - $50,063; Mr. Bennett - $85,500; Mr. Cummings - $56,250; Mr. Gerber -
$112,500; Mr. Patel - $112,500; Ms. Weiss - $112,500; and Ms. Young - $2,250.
HALPAC matching contributions are: Mr. Albrecht - $5,000; Mr. Bennett - $5,000; Mr. Malone - $5,000; Mr. Smith - $5,000;
and Ms. Young - $2,500.
Directors who received dividends or dividend equivalents on restricted shares or RSUs held on Halliburton record dates are:
Dr. Banks - $3,282; Mr. Bennett - $17,160; Mr. Carroll - $3,446; Mr. Gerber - $4,642; Mr. Malone - $13,375; Ms. Weiss -
$3,929; and Ms. Young - $3,282.
Directors who received dividend equivalents attributable to their stock equivalents account under the Directors’ Deferred
Compensation Plan are: Mr. Al Khayyal - $12,664; Mr. Bennett - $27,500; Mr. Carroll - $46,759; Mr. Patel - $4,521; and Mr.
Smith - $3,084.
Directors who received dividend equivalents attributable to their deferred RSUs under the Directors’ Deferred Compensation
Plan are: Mr. Al Khayyal - $42,684; Mr. Albrecht - $37,361; Dr. Banks - $9,003; Mr. Bennett - $50,268; Mr. Carroll - $50,268;
Mr. Cummings - $3,305; Mr. Patel - $17,861; and Mr. Smith - $5,947.
A Note About Charitable Giving and Matching. Halliburton believes charitable giving and charitable matching programs benefit the communities in which we live and work and are the right thing to do. These charitable gifts include a corporate match that all employees and Directors may access to direct giving to colleges, universities, and hospitals. By matching charitable gifts to colleges and universities, we invest in the next generation and help build a sustainable pipeline of talent.
During shareholder engagement, our shareholders have provided feedback to us that investing in the future through giving to colleges and universities is one positive way to attract future employees. For Directors and officers who participate, the
"All Other Compensation" column will include a calculation of the charitable match. Here are a few examples of matches:
Directors make charitable contributions to support colleges and universities as we collectively work to improve recruiting and
STEM programs, and also to Texas Children's Hospital, recognized as one of the United States' best, largest, and most comprehensive specialty pediatric hospitals and a resource for health and hope to all children and their families. For
Directors, the Halliburton Foundation matches personal contributions up to 2.25 times the amount contributed by the
Director up to a maximum match of $112,500, with the matched funds paid directly to the college, university, or hospital, not the Directors. Our Directors derive no personal benefit from these contributions. Neither the Halliburton Foundation nor we have made a charitable contribution, within the preceding three years, to any charitable organization in which a Director serves as an executive officer that exceeds in any single year the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues. Finally, if they choose to participate, the Halliburton Political Action Committee allows Directors to participate in HALPAC, and the Company provides a dollar-for-dollar match on contributions over $100 annually, up to a $5,000 limit match to a 501(c)(3) nonprofit organization of the contributor’s choice.

32	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Stock Ownership Information
Delinquent Section 16(a) Reports
The Company believes, based on our records and review of filings with the SEC, that during the fiscal year ended
December 31, 2024, our Directors and executive officers complied with the filing requirements of Section 16(a) of the
Securities Exchange Act of 1934.
Stock Ownership of Certain Beneficial Owners and
Management
The following table sets forth beneficial ownership information about persons or groups that own or have the right to acquire more than 5% of our common stock, based on information contained in Schedules 13G filed with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	82,045,919	(1)	9.30%
Capital World Investors 333 South Hope Street, 55th Fl, Los Angeles, CA 90071	100,301,918	(2)	11.40%
State Street Corporation 1 Congress Street, Suite 1, Boston, MA 02114	55,117,076	(3)	6.16%
The Vanguard Group 100 Vanguard Blvd, Malvern, PA 19355	105,244,143	(4)	11.92%
(1)BlackRock, Inc. is deemed to be the beneficial owner of 82,045,919 shares. BlackRock has sole power to vote or to direct the vote of
72,299,289 shares and has sole power to dispose or to direct the disposition of 82,045,919 shares.
(2)Capital World Investors is deemed to be the beneficial owner of 100,301,918 shares. Capital World Investors has sole power to vote or to direct the vote of 99,612,426 shares and has sole power to dispose or to direct the disposition of 100,301,918 shares.
(3)State Street Corporation is deemed to be the beneficial owner of 55,117,076 shares. State Street Corporation has shared power to vote or to direct the vote of 38,556,304 shares and has shared power to dispose or to direct the disposition of 55,082,867 shares.
(4)The Vanguard Group is deemed to be the beneficial owner of 105,244,143 shares. The Vanguard Group has sole power to dispose or to direct the disposition of 101,295,699 shares. The Vanguard Group has shared power to vote or to direct the vote of 1,089,354 shares and has shared power to dispose or to direct the disposition of 3,948,444 shares.

HALLIBURTON	2025 Proxy Statement	33

The following table sets forth information, as of March 10, 2025, regarding the beneficial ownership of our common stock by each Director, each Named Executive Officer, and by all Directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner or Number of Persons in Group	Sole Voting and Investment Power(1)	Shared Voting or Investment Power	Percent of Class
Abdulaziz F. Al Khayyal	0	–	*
William E. Albrecht	16,000	–	*
M. Katherine Banks	10,551	–	*
Van H. Beckwith	402,476	–	*
Alan M. Bennett	27,236	–	*
Eric J. Carre	302,439	–	*
Earl M. Cummings	16,057	–	*
Murry S. Gerber	574,596	–	*
Robert A. Malone	81,404	–	*
Jeffrey A. Miller	1,486,096	–	*
Bhavesh V. Patel	10,000	–	*
Lawrence J. Pope	650,142	–	*
Mark J. Richard	714,945	–	*
Shannon Slocum	192,551	–	*
Maurice S. Smith	0	–	*
Janet L. Weiss	10,218	–	*
Tobi M. Edwards Young	15,283	–	*
Shares owned by all current Directors and executive officers as a group (20 persons)	4,830,514	–	*
*Less than 1% of shares outstanding.
(1)The table includes shares of common stock eligible for purchase pursuant to outstanding stock options within 60 days of March 10,
2025, for the following: Mr. Beckwith – 54,348; Mr. Carre – 124,159; Mr. Miller – 468,400; Mr. Pope – 160,400; Mr. Richard – 113,666;
Mr. Slocum - 19,694; and three unnamed executive officers – 87,130. Until the options are exercised, these individuals will not have voting or investment power over the underlying shares of common stock but will only have the right to acquire beneficial ownership of the shares through exercise of their respective options. The table also includes restricted shares of common stock over which the individuals have voting power but no investment power.

34	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Proposal No. 2  Ratification of Selection
of Principal Independent Public
Accountants
The Audit Committee is responsible for the appointment, compensation, retention, oversight of the work, and evaluation of the principal independent public accountants retained to audit our financial statements. The Audit Committee and Board have approved the selection of KPMG LLP as our principal independent public accountants to examine our financial statements and books and records for the year ended December 31, 2025, and a resolution will be presented at the Annual
Meeting to ratify this selection. The Audit Committee and Board believe that the continued retention of KPMG to serve as our principal independent public accountants for the year ended December 31, 2025, is in the best interests of Halliburton and our shareholders. Representatives of KPMG are expected to be present at the Annual Meeting and be available to respond to appropriate questions from shareholders.
KPMG began serving as our principal independent public accountants for the year ended December 31, 2002. The Audit
Committee routinely reviews the performance and retention of our independent public accountants, including an evaluation of service quality, the nature and extent of non-audit services, and other factors required to be considered when assessing independence from Halliburton and its management. The Audit Committee also periodically considers whether there should be a rotation of the principal independent public accountants and is involved in the selection of the principal independent public accountants’ lead engagement partner and the mandated rotation process of such partner.
The affirmative vote of the majority of votes cast by holders of shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the matter is needed to approve the proposal.
If the shareholders do not ratify the selection of KPMG, the Board will reconsider the selection of independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG
LLP AS PRINCIPAL INDEPENDENT PUBLIC ACCOUNTANTS TO EXAMINE OUR FINANCIAL STATEMENTS AND
BOOKS AND RECORDS FOR THE YEAR ENDING DECEMBER 31, 2025.

HALLIBURTON	2025 Proxy Statement	35

Audit Committee Report
We operate under a written charter, a copy of which is available on Halliburton’s website at www.halliburton.com. As required by the charter, we review and reassess the charter annually and recommend any changes to the Board for approval. We are also mindful of the observations provided in the Securities and Exchange Commission’s Statement on
Role of Audit Committees in Financial Reporting and Key Reminders Regarding Oversight Responsibilities.
Halliburton’s management is responsible for preparing Halliburton’s financial statements, and the principal independent public accountants are responsible for auditing those financial statements. The Audit Committee’s role is to provide oversight of management in carrying out management’s responsibility and to appoint, compensate, retain, oversee the work of, and evaluate the principal independent public accountants. The Audit Committee is not providing any expert or special assurance as to Halliburton’s financial statements or any professional certification as to the principal independent public accountants’ work.
In fulfilling our oversight role for the year ended December 31, 2024, we:
•reviewed and discussed Halliburton’s audited financial statements with management;
•discussed with KPMG LLP, Halliburton’s principal independent public accountants, the matters required by Auditing
Standard 1301 relating to the conduct of the audit;
•received from KPMG the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding KPMG’s independence;
•evaluated KPMG’s service quality; and
•discussed with KPMG its independence and reviewed other matters required to be considered under Securities and
Exchange Commission rules regarding KPMG’s independence.
Based on the foregoing, we recommended to the Board that the audited financial statements be included in Halliburton’s
Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the Securities and Exchange
Commission.
THE AUDIT COMMITTEE
Abdulaziz F. Al Khayyal
Alan M. Bennett
*Earl M. Cummings
Murry S. Gerber
Bhavesh V. Patel
*Janet L. Weiss
Tobi M. Edwards Young
*At the February 2025 Board meetings, the Board elected Mr. Cummings as new chair and member of the Audit
Committee and Ms. Weiss as member of the Health, Safety and Environment Committee.

36	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Fees Paid to KPMG LLP
During 2023 and 2024, we incurred the following fees for services performed by KPMG LLP.

	2023	2024
	(In millions)	(In millions)
Audit fees	$10.9	$12.9
Audit-related fees	0.4	0.5
Tax fees	0.8	0.6
All other fees	0.3	0.7
TOTAL	$12.4	$14.7
Audit Fees
Audit fees represent the aggregate fees for professional services rendered by KPMG for the integrated audit of our annual financial statements for the fiscal years ended December 31, 2023, and December 31, 2024. Audit fees also include the audits of many of our subsidiaries to comply with statutory requirements in foreign countries and reviews of our financial statements included in the Forms 10-Q we filed during fiscal years 2023 and 2024.
Audit-Related Fees
Audit-related fees were incurred for assurance and related services that are traditionally performed by the independent public accountants. These services primarily include attestation engagements required by contractual or regulatory provisions.
Tax Fees
The aggregate fees for tax services primarily consisted of international tax compliance and tax return services related to our expatriate employees. In 2023, tax compliance and preparation fees total $0.4 million and tax advisory fees total $0.4 million, and in 2024, tax compliance and preparation fees total $0.3 million and tax advisory fees total $0.3 million.
All Other Fees
All other fees are comprised of professional services rendered by KPMG related to nonrecurring miscellaneous services.
Fee Approval Policies and Procedures
The Audit Committee has established a written policy that requires the approval by the Audit Committee of all services provided by KPMG as the principal independent public accountants that examine our financial statements and books and records and of all audit services provided by other independent public accountants. Prior to engaging KPMG for the annual audit, the Audit Committee reviews a Principal Independent Public Accountants Auditor Services Plan. KPMG then performs services throughout the year as approved by the Committee. KPMG reviews with the Committee, at least quarterly, a projection of KPMG’s fees for the year. Periodically, the Audit Committee approves revisions to the plan if the Committee determines changes are warranted. Our Audit Committee also considered whether KPMG’s provision of tax services as reported above were compatible with maintaining KPMG’s independence as our principal independent public accountants.
All of the fees described above for services provided by KPMG were approved in accordance with the policy.

HALLIBURTON	2025 Proxy Statement	37

Proposal No. 3  Advisory Approval of
Executive Compensation
Pursuant to Section 14A of the Securities Exchange Act of 1934, our shareholders have the opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers (NEOs) as disclosed in this proxy statement. As reaffirmed by our shareholders at the 2024 Annual Meeting of Shareholders, consistent with our Board’s recommendation, we submit this proposal for a non-binding vote on an annual basis.
As described in detail under Compensation Discussion and Analysis, our executive compensation program is designed to attract, motivate, and retain our NEOs, who are critical to our success. Under the program, our NEOs are rewarded for the achievement of specific annual, long-term, and strategic goals, corporate goals, and the realization of increased shareholder returns. Please read Compensation Discussion and Analysis for additional details about our executive compensation program, including information about the fiscal year 2024 compensation of our NEOs and our Board’s ongoing commitment to ensure that our program aligns with our long-term strategy and shareholder value creation.
The Compensation Committee reviews the compensation program for our NEOs to ensure the program achieves the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices.
We believe our executive compensation program achieves the following objectives identified under Compensation
Discussion and Analysis:
•Provide a clear and direct relationship between executive pay and our performance on both a short-term and long-term basis;
•Target market competitive pay levels with a comparator peer group;
•Emphasize operating performance drivers;
•Link executive pay to measures that drive shareholder returns;
•Support our business strategies; and
•Maximize the return on our human resource investment.
We ask that our shareholders indicate their support for our compensation program as described in this proxy statement and vote “FOR” the following resolution at the Annual Meeting: “RESOLVED, that the compensation paid to Halliburton’s Named
Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation
Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.”
The affirmative vote of the majority of votes cast by holders of shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the matter is needed to approve the proposal.
Our Board and our Compensation Committee value the opinions of our shareholders. The say-on-pay vote is advisory and, therefore, not binding on us, our Board, or our Compensation Committee. However, the Compensation Committee considers shareholder feedback in its ongoing review of our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
Compensation Committee Report
We have reviewed and discussed the Compensation Discussion and Analysis with Company management and, based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION COMMITTEE
William E. Albrecht
Earl M. Cummings
Murry S. Gerber
Robert A. Malone
Maurice S. Smith

38	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Compensation Discussion and Analysis
To Our Valued Shareholders:
“Continuous, transparent engagement with our investors has forged an executive compensation program that has earned the strong support of our shareholders. Our best-practice program reinforces our strong culture of execution and empowers senior leadership to take responsible, decisive actions that consistently deliver superior returns.”
Murry S. Gerber
Chair of the Compensation Committee
April 1, 2025
We deeply appreciate the instrumental role you play in our continued success. Your collaboration and engagement have enabled us to shape a best-in-class program that, following our 2024 Annual Meeting, was validated by the strongest say-
on-pay support we have received in over a decade at approximately 97%—reaffirming the trust we work hard to sustain.
In 2024, Halliburton delivered strong results, returning $1.6 billion to shareholders through buybacks and dividends while generating over $2.6 billion in free cash flow. Despite macroeconomic headwinds, our senior leadership team navigated the environment with strategic precision, reducing gross debt by $100 million and further strengthening our balance sheet. Even with flat revenue, the Company once again demonstrated leading Return on Capital Employed (ROCE) performance relative to its direct competitors and the Oilfield Services Index (OSX). These results highlight the senior leadership team’s ability to drive financial discipline, operational excellence, and long-term value creation in a challenging market. Our executive compensation program is designed to reinforce this disciplined approach, ensuring senior leadership remains sharply focused on delivering sustainable performance and long-term shareholder value.
This year’s Compensation Discussion and Analysis (CD&A) summarizes the pay decisions made by the Compensation
Committee for Named Executive Officers (NEOs) for 2024 and reviews the ongoing shareholder engagement efforts that have helped shape our executive compensation program’s current structure and governance foundation.
As always, we appreciate the care you take in reading this year’s CD&A, and we are confident it demonstrates our commitment to continually strengthening our pay program structure and alignment with our shareholders’ interests.
Sincerely,
THE COMPENSATION COMMITTEE
William E. Albrecht
Earl M. Cummings
Murry S. Gerber
Robert A. Malone
Maurice S. Smith

HALLIBURTON	2025 Proxy Statement	39

Shareholder Outreach and Board Activity
Halliburton prioritizes continuing engagement with its shareholders. Our ongoing and earnest engagement with long-term investors ensures that the Board and management understand investors’ views and provides our Compensation Committee with valuable feedback.
During the fall of 2024, we participated in off-season investor meetings to better understand shareholder priorities and concerns prior to the proxy voting season. We offered to engage with our largest shareholders, as well as several others who had contacted Halliburton. We offered engagement to and communicated with shareholders representing approximately
52% of our shares as well as the two largest shareholder proxy advisors, Institutional Shareholder Services (ISS) and Glass
Lewis. As a result of this outreach, we hosted video-conferences with eight shareholders who represented approximately
46% of our shares and proxy advisor Glass Lewis. These meetings included conversations with Robert A. Malone (Lead
Independent Director) and Halliburton senior management. ISS indicated they did not have any overriding questions or concerns and opted to pass on fall 2024 engagement. These efforts were in addition to the 16 sell-side conferences, three non-deal roadshows, and 278 investor meetings that are all part of our regular shareholder outreach cadence.
Discussions with our investors during 2024 were concentrated around their support for the numerous, substantive changes we have made to our executive compensation program over the last several years and they expressed high satisfaction for how the program is structured today. At our 2024 Annual Meeting, approximately 97% of the votes cast for say-on-pay supported our executive compensation decisions. Shareholders made it clear that they are pleased with our ongoing responsiveness to their feedback, our overall compensation design, including the specific, measurable metrics in our Annual
Performance Plan, and the use of relative Return on Capital Employed (ROCE) and Total Shareholder Return (TSR) in the
Performance Unit Program (PUP). As a result, we did not make any material changes to our program for 2024.

40	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Straight from the Boardroom:
Talking with Murry S. Gerber

Robust discussions with investors have led to meaningful and well-received changes to our executive compensation program. Below are the answers to recent representative shareholder questions from Murry S. Gerber, Chair of our Compensation Committee.

QHow do you feel about Halliburton’s 2024 say-on-pay vote result following the 2024 Annual Meeting?
AWe are incredibly pleased with our 2024 say-on-pay vote result, especially given the significant increase in support from
79% to 97% in just one year. This outcome reflects the culmination of years of listening to shareholders, thoughtfully integrating feedback, and aligning our executive compensation program with investor expectations—without compromising our commitment to driving superior returns.
QWith such a high level of say-on-pay support in 2024, will you now scale back on your shareholder engagement activity?
AAbsolutely not. We are grateful for the 97% support we received in 2024, but the Board strongly believes that maintaining an open, transparent, and ongoing dialogue with our shareholders about executive compensation is critical.
Regular engagement ensures we stay ahead of and understand any emerging investor concerns, and proactively address them before they become issues.
QDid the Company hear anything during the 2024 engagement meetings that has the Committee contemplating any changes for 2025?
AThe Compensation Committee, as part of its ongoing oversight, closely monitors industry trends and evaluates how changes might affect our executive compensation program. The ongoing consolidation in the exploration and production sector has emerged as a shared priority and a main topic of discussion for both the Compensation Committee and our shareholders. This year, shareholders highlighted the potential impact of the ongoing consolidation on the relevance of our Performance Peer Group used for measuring relative performance to determine payouts under our PUP. While no formal directives were given, these discussions underscored the importance of ensuring our Performance Peer Group remains relevant and robust in a rapidly evolving business landscape. As such, starting with the 2025 PUP cycle, there will be a new Performance Peer Group for purposes of evaluating Halliburton's relative performance for both the Return on Capital Employed and relative Total Shareholder Return metrics as of the three-year period ending December 31,
2027. The revised Performance Peer Group is as follows:

2025 Performance Peer Group
Baker Hughes Company	ProFrac Holding Corp.
Expro Group Holdings N.V.	RPC, Inc
Helix Energy Solutions Group, Inc.	Seadrill Limited
Helmerich & Payne, Inc.	SLB
Liberty Energy Inc.	TechnipFMC plc
Noble Corporation plc	Transocean Ltd.
NOV Inc.	Weatherford International plc
Oceaneering International, Inc.	Valaris Limited
Patterson-UTI Energy, Inc.
With support from its independent compensation consultant, the Compensation Committee selected and approved the above-listed companies because they: (1) have similar cyclicality and capital investment structures as Halliburton; (2)
are in Oil & Gas Drilling or Oil and Gas Equipment and Services; (3) have greater than $1.0B market capitalization; and
(4) have a U.S. exchange listing. Further consideration was also given to geography, operations, and size. When we previewed this new Performance Peer Group with investors during our 2024 shareholder outreach meetings, they were understanding and supportive of this change.

HALLIBURTON	2025 Proxy Statement	41

2024 CEO Compensation Overview
Determination of CEO Target Total Compensation
When determining target total compensation for the CEO, the Compensation Committee evaluates CEO compensation through various lenses to ensure that it is setting competitive total target compensation opportunities and approving actual compensation outcomes that are aligned with actual performance results and shareholder expectations.
Under our PUP, we use a mix of performance cash (50%) and performance stock (50%). This approach affects how we report executive compensation in the Summary Compensation Table, making it impractical to directly compare our executives' actual reported pay with competitors who use 100% stock for long-term incentives — because under the SEC’s reporting rules, these two methods yield different disclosures. Specifically, performance cash is reported when paid and performance stock is reported when granted. This means that when we outperform our competitors, our reported pay can be materially higher than theirs even if their actual pay is the same or higher. In other words, to achieve a comparator like-for-
like compensation analysis, additional analysis is required.
Total target compensation for our CEO is structured to target market competitive pay levels in base salary and short- and long-term incentive opportunities relative to market pay levels for CEOs in our Comparator Peer Group. Total target compensation opportunities are set by the Compensation Committee at the beginning of each performance period and are intended to be forward looking. Because our philosophy places an emphasis on variable pay at risk, and also uses a mix of cash and stock for performance-based long-term incentives, actual pay results may be above or below the 50th percentile of our Comparator Peer Group depending on performance.
The chart below compares Mr. Miller’s last five years of total target compensation as approved by the Compensation
Committee to the total target compensation of our two largest peers in the oilfield sector:

CEO Total Target Compensation ($M)
18.0
16.0
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
15.2
16.0
13.8
14.0
15.6
15.9
$4.0
$4.3
$3.5
$3.5
$4.0
$4.0
$4.3
$3.5
$3.5
$4.0
$8.0
$3.4
$3.6
$3.0
$3.0
$3.4
$3.8
$2.3
$2.3
$2.3
$2.4
$2.5
$2.5
$1.5
$1.5
$1.5
$1.6
$1.7
$1.6
2020
2021
2022
2023
2024
2023 Direct Peer Average
Performance Stock
Performance Cash
Time Based Restricted Stock
Short Term Incentive (STI)
Base Salary

As shown above, Mr. Miller's year-over-year increase in target total compensation reflects adjustments made in 2024 to align his compensation with our philosophy of targeting market median pay levels for our NEOs. Specifically, adjustments were made to the following pay elements for Mr. Miller:
•Base Salary - Increased from $1.6 million to $1.65 million in recognition of his performance and to align his total target direct compensation with the market median of our Comparator Peer Group.
•Short Term Incentive Target - Remained unchanged at 150% of base salary. The increase in STI target compensation noted above is a result of the increased salary for 2024.
•Long Term Incentive Target - Increased by $1.4 million to align with the market median LTI of our Comparator Peer Group.

42	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

The Compensation Committee also considers the CEO’s performance and accomplishments in the areas of business development and expansion, management succession, development and retention of management, ethical leadership, and the achievement of financial and operational objectives. Each year, our CEO and the members of the Board agree upon a set of objectives addressing the following areas:
•Leadership and vision;
•Integrity;
•Keeping the Board informed on matters affecting Halliburton;
•Performance of the business;
•Development and implementation of initiatives that provide long-term economic benefits;
•Accomplishment of strategic objectives; and
•Development of management.
Other NEOs’ compensation is determined similarly by evaluating each NEO’s performance and considering the market competitive pay levels of the Comparator Peer Group for the NEO’s position. The Compensation Committee also considers the importance of keeping our management team focused and stable, especially given that other oilfield services companies have aggressively recruited our NEOs and other executives in the past, with more than thirty former Halliburton executives departing to become CEOs and/or senior executives of other oilfield services companies.

HALLIBURTON	2025 Proxy Statement	43

Individual Performance Highlights
The Board determined that Mr. Miller met these objectives in 2024 through the following achievements:

LEADERSHIP AND VISION
•Led the organization to a year of strong financial performance and operational excellence, delivering record achievements in both safety and service quality through relentless focus on operational execution, customer collaboration, and service quality performance
•Prioritized stakeholder communication and maintained high visibility with employees, shareholders, and customers
•Facilitated a successful transition of the Nominating & Corporate Governance Committee Chair and refreshed the
Board's assessment and skills process

INTEGRITY
•Stressed and upheld Halliburton’s Code of Business Conduct (COBC), actively reinforcing our COBC as the “DNA”
underlying all our business strategy and execution through employee town halls and leadership meetings
•Advocated for the Local Ethics Officer program, which continues to be at the cutting edge of compliance initiatives
•Led efforts to advance workforce inclusion and respect, which are core elements of our COBC and imperative to the culture within Halliburton

KEEPING THE BOARD INFORMED
•Communicated regularly with the Board, providing updates on business issues and unfettered access to management and subject matter experts
•Promoted Board exposure through management presentations, field operations visits, and introductions to employees

PERFORMANCE OF THE BUSINESS
•Generated $3.9 billion of operating cash flow, resulting in $2.6 billion of free cash flow in 2024
•Returned $1.6 billion of capital to shareholders through buybacks and dividends, representing a 60% return of free cash flow
•Outperformed primary competitors on ROCE
•Maintained unwavering commitment to our Health, Safety and Environment program
•Halliburton has been recognized by Dow Jones Sustainability Indices since 2020 and will be named to the 2025
Yearbook for the Dow Jones Best in Class Indices

DEVELOP AND IMPLEMENT INITIATIVES THAT PROVIDE LONG-TERM ECONOMIC BENEFITS
•Continued Company focus on accelerating deployment and integration of next-generation digital and automation technologies to maximize value and improve efficiency
•Continued to emphasize the importance of Continuous Improvement, which drives profitability, capacity, and greater flexibility
•Executed key steps to implement environmental, social, and governance focus

ACCOMPLISHMENT OF STRATEGIC OBJECTIVES
•Deployed key technologies to drive future growth and profitability
•Continued implementation of our drilling technology platforms
•Advanced acceptance and increased deployment of hydraulic fracturing technologies that help to improve completion performance
•Advanced a sustainable energy future through efforts to convert the North America hydraulic fracturing fleet to lower emissions footprint and reduce hydraulic fracturing GHG emissions intensity

DEVELOPMENT OF MANAGEMENT
•Prioritized management exposure to the Board via spotlight presentations, continued commitment to our robust succession management process, and remained focused on talent development with an emphasis on inclusion and respect initiatives

44	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

2024 Performance Overview
Business Highlights
Our success throughout 2024 was a direct result of the hard work and dedication of our employees with relentless focus on safety, operational execution, customer collaboration, and service quality performance. Looking ahead to 2025, and beyond, we anticipate a rise in global oil and natural gas demand. The International Energy Agency anticipates both oil and natural gas demand to continue growing through 2030, underscoring the continued importance of both resources in the global energy mix. In addition, we believe oil supply dynamics have fundamentally changed due to investor return requirements, regulatory initiatives adverse to oil and natural gas exploration and production, and initiatives that favor alternative energy.
We believe that despite these changes, increased investment in existing and new sources of oil and natural gas production is needed to address the increased demand. This will necessitate production from conventional and unconventional, deep-
water and shallow-water, and short- and long-cycle projects. We expect that increased oil and natural gas production requirements will in turn create demand for our products and services. Furthermore, easing inflationary pressures in
Organization for Economic Co-operation countries may lead to central bank rate cuts that could sustain economic growth.
Additionally, we expect a growing global economy combined with rising living standards in developing nations will increase energy consumption.  We expect gas demand should increase over time by the burgeoning number of data centers, the rise of artificial intelligence, and the electrification of transportation and other sectors of the economy.  Here are the highlights for
2024:
•Financial: Our total revenue was flat in 2024 compared to 2023. Our international revenue increased 6% and our North
America revenue decreased 8% in 2024 compared to 2023. Overall, our Completion and Production and Drilling and
Evaluation operating segments finished the year with 20% and 16% operating margins, respectively. We generated strong cash flows from operations and repurchased $100 million of debt.
•Digital: We incorporated next-generation digital and automation technologies in certain of our processes to maximize value and improve efficiency.
•Capital efficiency: We advanced technologies and made strategic choices that kept our capital expenditures at 6% of revenue, which matched our target of 5% - 6%.
•Shareholder returns: We returned $1.6 billion of capital to shareholders through buybacks and dividends, which is consistent with our capital returns framework.
•Sustainability and energy transition: We expanded Halliburton Labs, our early-stage company accelerator, to a total of
38 participant and alumni organizations as we work to reach the future of energy faster.

Geographic Revenue Diversity
Revenue
(billions USD)

North America
42%
Middle East/Asia
27%
Latin America
18%
Europe/Africa/CIS
13%

$22.9
In 2024, Halliburton continued to earn the majority of its revenue internationally, with 6% year over year revenue growth for the fourth year in a row, while its North America business declined 8% year over year, but outperformed rig count and completion activity.

HALLIBURTON	2025 Proxy Statement	45

Cash Flow Execution
(billions USD)

$3.865
$2.646
$1.005
$0.600
$0.100
Operating Cash Flow
Free Cash Flow
Share Repurchases
Dividends
Debt Repayment

During 2024, we generated $3.865 billion of operating cash flow and had $1.442 billion of capital expenditures and $223 million of proceeds from sales of property, plant, and equipment, resulting in $2.646 billion of free cash flow. This demonstrates our ability to generate strong free cash flow* for our shareholders. We returned approximately $1.6 billion of capital to shareholders through share repurchases and dividends and repurchased $100 million of debt.
*Management believes that the non-GAAP measure of free cash flow, defined as “operating cash flow” less “capital expenditures” plus
“proceeds from the sale of property, plant, and equipment,” is an important liquidity measure that is useful to investors and management for assessing the business’s ability to generate cash. See our fourth quarter 2024 earnings release furnished with our
Form 8-K on January 22, 2025, for definitions and reconciliations to U.S. GAAP.

Debt Reduction Progress
Gross Debt
(billions USD)
Halliburton has strengthened its balance sheet, reducing gross debt by $100 million during 2024.

46	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

We delivered strong ROCE performance over the one-, three-, and five-year periods ending December 31, 2024, relative to the Oilfield Services Index (OSX), our two largest competitors, and our Performance Peer Group. The details are depicted in the chart below:
Return on Capital Employed (ROCE)
(in percentage)

HALLIBURTON	2025 Proxy Statement	47

The Foundation of Our Executive Compensation Program
2024 Named Executive Officers

Name	Age	Occupation
Jeffrey A. Miller	61	Chairman, President and Chief Executive Officer
Eric J. Carre	59	Executive Vice President and Chief Financial Officer
Van H. Beckwith	60	Executive Vice President, Secretary and Chief Legal Officer
Mark J. Richard	63	President – Western Hemisphere
Shannon Slocum	52	President – Eastern Hemisphere
Our Executive Compensation Program Objectives
Our executive compensation program is designed to achieve the following objectives:
•Provide a clear and direct relationship between executive pay and our performance on both a short-term and long-term basis;
•Target market competitive pay levels with a comparator peer group;
•Emphasize operating performance drivers;
•Link executive pay to measures that drive shareholder returns;
•Support our business strategies; and
•Maximize the return on our human resource investment.
Good Compensation Governance Practices At-A-Glance

What We Do	What We Don’t Do
Use a mix of relative and absolute financial metrics	No repricing of underwater stock options
Structure the majority of total direct compensation opportunity to be performance-based, at-risk, and long-term	No excessive perquisites
Deliver rewards that are based on the achievement of long-term objectives and the creation of shareholder value	No guaranteed bonuses or uncapped incentives
Maintain a clawback policy in the event of a material financial restatement	No single trigger vesting upon a change of control
Maintain robust executive and Director stock ownership requirements	No excise tax gross-ups
Use an independent, external compensation consultant	No hedging or pledging of company securities by executives and Directors
Benchmark against a relevant group of peer companies	No buyout or exchange of underwater options
Ensure rigorous oversight of incentive metrics, goals, and the pay-for-performance relationship	No special or one-time stock grants for internal promotions
Hold an annual say-on-pay vote	No liberal share counting or recycling

48	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Elements of our Executive Compensation Program for 2024
Halliburton’s executive compensation program for the 2024 plan year was composed of base salary, a short-term incentive, and long-term incentives as described below:

	Reward Element	Objective	Key Features	How Award Value is Determined	2024 Decisions
FIXED	Base Salary	To compensate executives based on their responsibilities, experience, and skillset.	Fixed element of compensation paid in cash.	Benchmarked against a group of comparably sized corporations and industry peers.	Base salary determinations varied by individual as noted on page 52.
AT RISK	Short-Term (Annual) Incentive	To motivate and incentivize performance over a one-year period.	Award value and measures are reviewed annually. Targets are set at the beginning of the period.	Performance measured against: •60% NOPAT •20% Asset Turns •20% Non-Financial Strategic Metrics	Award values were targeted at the market median for 2024.
	Long-Term Incentives	To motivate and incentivize sustained performance over the long-term. Aligns interests of our NEOs with long-term shareholders.	Value is delivered: •70% performance units measured over three years (½ in stock; ½ in cash) with relative TSR modifier •30% restricted stock
The 2024 performance
units measured
against ROCE
performance relative
to performance peers
and including a
relative TSR modifier.
Relative ROCE
performance required
for a target PUP
payout is set at the
55th percentile.
Payouts of the primary
metric (relative ROCE)
are capped at target if
average HAL ROCE
for the applicable
three-year
performance period is
negative.
Restricted stock grants
have time-based
vesting and value is
driven by our share
price.
Award values were targeted at the market median for 2024.

HALLIBURTON	2025 Proxy Statement	49

Compensation Mix
As illustrated below, the majority of our CEO’s and NEOs’ total direct compensation opportunity is performance-based, at-
risk, and long-term. The following graphs show the mix of total target direct compensation set for our CEO and NEOs for the
2024 plan year. As part of its process, the Compensation Committee makes decisions about target long-term incentive award opportunities for the following year during its regular December meeting.

2024 CEO Compensation Mix
Base Salary
11%
Annual
Incentive
16%
Performance
Cash
25.5%
Performance
Equity
25.5%
Restricted Stock
22%

89% At-Risk Compensation
73% Long-Term Incentives

2024 Other NEO Compensation Mix
Restricted Stock
19%
Base Salary
17%
Annual
Incentive
18%
Performance
Equity
23%
Performance
Cash
23%

83% At-Risk Compensation
65% Long-Term Incentives
Setting Executive Compensation
Role of the Compensation Committee
The Compensation Committee oversees the executive compensation program and has overall responsibility for making final decisions about total compensation for all of the NEOs, except for the CEO, which is set by the entire Board of Directors. As part of its annual process, the Compensation Committee works closely with senior management (as appropriate) and the
Compensation Committee’s independent compensation consultant. This process ensures consistency from year to year and adherence to the responsibilities listed in the Committee’s Charter, which is available on our website.
The CEO does not provide recommendations concerning his own compensation, nor is he present when his compensation is discussed by the Compensation Committee. The Compensation Committee, with input from its independent compensation consultant, discusses the elements of his compensation in executive session and makes a recommendation to all the non-
management Directors for discussion and final approval. At the Compensation Committee’s request, a member of management attends the executive session to answer questions.
The CEO, with input from the Compensation Committee’s independent compensation consultant, assists the Compensation
Committee in setting compensation for the other NEOs.

50	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Use of Independent Consultants and Advisors
The Compensation Committee engaged Pearl Meyer as its independent compensation consultant during 2024. Pearl Meyer does not provide any other services to us. The primary responsibilities of the independent compensation consultant are to:
•Provide independent and objective market data;
•Conduct compensation analysis;
•Recommend potential changes to the Comparator Peer Group and Performance Peer Group;
•Recommend plan design changes;
•Advise on risks associated with compensation plans; and
•Review and advise on pay programs and pay levels.
These services are provided as requested by the Compensation Committee throughout the year. Based on their review of our executive compensation program, Pearl Meyer concluded that our compensation plans do not appear to present any material risks to the Company or its shareholders.
Comparator and Performance Peer Companies
The Compensation Committee uses various market data to examine and set target compensation opportunities for the
NEOs, as well as determine actual award payouts, to ensure that it provides competitive compensation opportunities and approves actual compensation outcomes that are aligned with shareholder expectations. In determining appropriate bases for comparison, the Compensation Committee and our external compensation consultant have considered the fact that we operate in an industry with very few direct peers of our size and reach. Additionally, many companies of our size and talent composition operate in industries that lack the cyclicality of our own. As a result, the Compensation Committee has determined that multiple peer groups should be employed, for specific purposes. We have discussed these peer groups with our shareholders, who are aware of the peer group construction challenges we face and are supportive of the groups we have developed. The following provides context for the different peer groups used to support the Compensation Committee’s process:

Comparator Peer Group — used to determine market levels of total compensation for the 2024 plan year.
Performance Peer Group — used to assess relative ROCE performance over a three-year performance period for determining PUP payouts.
Oilfield Services Index (OSX) — used to assess relative TSR performance and adds a long-term performance component to the PUP directly linked to stock price (modifier imposes an award penalty for bottom quartile performance and provides an incentive for top quartile performance).

2024 Comparator Peer Group
The Compensation Committee regularly assesses the market competitiveness of the Company’s executive compensation program based on data from a comparator peer group. The companies comprising the Comparator Peer Group are reviewed annually by the Committee and selected based on the following considerations:
•Market capitalization;
•Revenue and number of employees;
•Global impact and reach; and
•Industry affiliation.
Industry affiliation includes companies that are involved in the oil and natural gas and energy services industries. With data provided by the independent compensation consultant, the Compensation Committee reviews the Comparator Peer Group annually to ensure relevance. There are challenges developing a comparator peer group based solely on our industry affiliation as the majority of our direct peers are significantly smaller in size and scale of operations. Consequently, expansion beyond the direct industry is necessary to maintain a sufficient sample size of suitable comparison companies.

HALLIBURTON	2025 Proxy Statement	51

The 2024 Comparator Peer Group was composed of the following peer companies within the energy industry, as well as selected companies representing general industry. The 2024 Comparator Peer Group is unchanged from 2023. This peer group was utilized to determine market levels of total compensation for the 2024 plan year:

3M Company	Hess Corporation
Apache Corporation	Honeywell International Inc.
Baker Hughes Company	Johnson Controls International plc
Caterpillar Inc.	NOV Inc.
ConocoPhillips	Occidental Petroleum Corporation
Deere and Company	SLB
Emerson Electric Co.	Transocean Ltd.
Fluor Corporation	Weatherford International plc
Because of variances in market capitalization and revenue size among the companies comprising our Comparator Peer
Group, the market data is size adjusted by revenue as necessary so that it is comparable with our trailing 12-month revenue.
These adjusted values are used to compare our executives’ compensation to those of the Comparator Peer Group.
Total compensation for each NEO is structured to target market-competitive pay levels in base salary and short- and long-
term incentive opportunities. We also place an emphasis on variable pay at risk, which enables this compensation structure to position actual pay above or below the 50th percentile of our Comparator Peer Group depending on performance.
A consistent pre-tax, present value methodology is used in assessing stock-based and other long-term incentive awards.
The independent compensation consultant gathers and performs an analysis of market data for each NEO, comparing each of their individual components of compensation and total compensation to those of the Comparator Peer Group. This competitive analysis consists of comparing the market data of each of the pay elements and total compensation at the 25th,
50th, and 75th percentiles of the Comparator Peer Group to current compensation for each NEO.
2024 Performance Peer Group
For determining PUP award payouts, the Compensation Committee compares ROCE on a relative basis over three years to the results of a performance peer group it selects. The Performance Peer Group used for the PUP is reviewed annually by the Committee and is comprised of oilfield equipment and services companies and domestic and international exploration and production companies. This peer group is used for the PUP because these companies represent the timing, cyclicality, and volatility of the oil and natural gas industry and provide an appropriate industry group for measuring our relative performance.
For the 2024 PUP cycle, the Compensation Committee set the performance measures on a 100% relative ROCE basis with relative performance to be measured as of the three-year period ending December 31, 2026.
The Performance Peer Group used for the 2024 PUP consists of the following companies, and is unchanged from the
Performance Peer Group from 2023:

Apache Corporation	Nabors Industries Ltd.
Baker Hughes Company	NOV Inc.
Chesapeake Energy Corporation	SLB
Devon Energy Corporation	TechnipFMC plc
Hess Corporation	Transocean Ltd.
Marathon Oil Corporation	Weatherford International plc
Murphy Oil Corporation	The Williams Companies, Inc.
OSX
In addition to relative ROCE, the 2024 PUP cycle also uses a relative TSR modifier that compares three-year performance against the constituents of the OSX and can increase or decrease the incentive opportunity payout by 25%. The OSX is comprised of companies that are engaged in the same industry and impacted by the same external factors as we are. These are also the same companies with whom we compete for investors’ dollars.

52	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

2024 Executive Compensation Outcomes in Detail
Base Salary
The Compensation Committee generally targets base salaries at the median of the Comparator Peer Group. The
Compensation Committee also considers the following factors when setting base salary:
•Level of responsibility;
•Experience in current role and equitable compensation relationships among internal peers;
•Performance and leadership; and
•External factors involving competitive positioning, general economic conditions, and marketplace compensation trends.
No specific formula is applied to determine the weight of each factor.
Salary reviews are conducted annually to evaluate each executive. Individual salaries are not necessarily adjusted each year.
The Compensation Committee reviewed the base salary of each of our NEOs, and upon review of the market data and other relevant factors, the Compensation Committee made the following adjustments to our NEOs’ base salaries effective January
1, 2024.

NEO	January 1, 2023	January 1, 2024
Mr. Miller	$1,600,000	$1,650,000
Mr. Carre	$875,000	$910,000
Mr. Beckwith	$800,000	$835,000
Mr. Richard	$900,000	$950,000
Mr. Slocum	$600,000	$800,000
Mr. Miller’s base salary was increased from $1.60 million to $1.65 million in recognition of his performance and to align his total target direct compensation with the market median of our Comparator Peer Group. In connection with Mr. Slocum's promotion to President – Eastern Hemisphere, his base salary was increased from $600,000 to $800,000.
Short-Term (Annual) Incentive
The Annual Performance Pay Plan is designed to provide executives and other key members of management the opportunity to earn an annual cash bonus based on the annual performance of the Company. The Annual Performance Pay
Plan places a significant percentage of each NEO’s annual cash compensation at risk and aligns the interests of executives and shareholders. It is administered in accordance with the terms of the Stock and Incentive Plan.
2024 Target Award Opportunities
Individual incentive award opportunities are established as a percentage of base salary at the beginning of the plan year based on market-competitive targets. The maximum award a NEO can receive is limited to two times the target opportunity level. The level of achievement of annual performance determines the dollar amount of incentive compensation payable to participants following completion of the plan year. The Compensation Committee set incentive award opportunities under the plan for 2024, which remained unchanged from 2023 levels for all NEOs, except Mr. Slocum, whose incentive opportunities were increased due to his promotion:

NEO	Threshold	Target	Maximum
Mr. Miller	48%	150%	300%
Mr. Carre	32%	100%	200%
Mr. Beckwith	32%	100%	200%
Mr. Richard	35%	110%	220%
Mr. Slocum	35%	110%	220%
Threshold, Target, and Maximum opportunity dollar amounts can be found in the Grants of Plan-Based Awards in Fiscal
2024 table.

HALLIBURTON	2025 Proxy Statement	53

2024 Plan Structure At-A-Glance
During our extensive shareholder outreach efforts over the years, we heard the importance of directly linking compensation to demonstrated progress on our strategic priorities through objective and measurable goals. As a result, the structure of the
Annual Performance Pay Plan holds our NEO's accountable for making progress towards and then achieving specific
Financial Metrics, which comprise 80% of the annual plan structure. Additionally, our NEO's are incentivized to drive progress on business-relevant non-financial metrics that support our long-term strategy. These Non-Financial Strategic
Metrics comprise 20% of the annual plan structure. The 2024 Annual Performance Pay Plan is structured:

	Financial Metrics 80%		Non-Financial Strategic Metrics 20%
Measures	Net Operating Profit After-Taxes (NOPAT)	Asset Turns	GHG Emissions Reduction Performance	Our People Performance
Weights	60%	20%	10%	10%
Rationale/ Shareholder Alignment	Places emphasis on free cash flow and capital discipline		Links directly to our key sustainable energy and our people strategic priorities

54	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

2024 Financial Metrics
For 2024, as discussed above, financial performance under the Annual Performance Pay Plan was based on the achievement of pre-established performance metrics: Net Operating Profit After-Taxes (NOPAT) and Asset Turns. The
Compensation Committee selected these metrics because they are key financial measures upon which we set our performance expectations for the year and place an increased emphasis on free cash flow and capital discipline, as preferred by our shareholders.

NOPAT = Net Operating Profit After Taxes

OPERATING INCOME

	+	Interest Income
	+	Other Nonoperating Income (Expense), Net
=		NET OPERATING PROFIT
	-	Income Taxes
=		NET OPERATING PROFIT AFTER TAXES

ASSET TURNS = Revenue/Net Invested Capital

Average Net Assets(1)
	-	Average Net Liabilities(2)
=		NET INVESTED CAPITAL

(1)Average Net Assets excludes cash and marketable investments, and current and non-current deferred income tax assets.
(2)Average Net Liabilities excludes current and long-term debt, which includes finance lease liabilities, and non-current deferred income tax liability.
Adjustments in the calculation of NOPAT and Asset Turns may, at times, be approved by the Compensation Committee and can include the treatment of unusual items that may have impacted our actual results.
At the beginning of each plan year, the Compensation Committee approves an incentive award schedule that equates levels of performance with cash reward opportunities. The performance goals range from “Threshold” to “Target” to “Maximum”.
Threshold reflects the minimum performance level that must be achieved for an award to be earned and Maximum reflects the maximum awards that can be earned.
Traditionally, the performance goals are based on our annual operating plan, as reviewed and approved by our Board, and are set at levels to meet or exceed shareholder expectations of our performance, as well as expectations of our performance relative to our competitors. Given the cyclical nature of our business, our performance goals vary from year to year, reflecting goals that are consistently rigorous but also reflective of the commodity price environment in which our industry operates. The Compensation Committee may also consider other business performance factors that are important to our investors, including health, safety, environment, and service quality, in determining the final payout amounts under the
Annual Performance Pay Plan.

HALLIBURTON	2025 Proxy Statement	55

2024 Non-Financial Strategic Metrics
The 2024 metrics for the Annual Performance Pay Plan include Non-Financial Strategic Metrics focused on two categories:
sustainability (specifically GHG emissions reduction performance) and our people. The Compensation Committee selected these categories and their respective metrics and goals at the beginning of the year to intentionally reflect the Company’s strategy and perspective: the sustainability of our business, the reduction in environmental impacts, and the enhancement of the economic and social well-being of our employees and the communities in which we live and work are critical to our success. As such, each goal is also aligned with and measured against key principles designed to guide the NEOs’
decisions and actions throughout the year.
The Non-Financial Strategic Metrics are binary and limited to a Target award. Award opportunities for each category are 5%
or 10% depending on the number of goals met. The specific metrics and goals in each category that were approved by the
Board for 2024, as well as the actual achievement results, are outlined below:

2024 Metrics	Key Principles	2024 Goal	Achievement
Convert North America hydraulic fracturing fleet to lower emission footprint	Because about 80% of our corporate Scope 1 and 2 GHG emissions are directly tied to hydraulic fracturing, our fleet mix will drive future emissions reduction by converting fleet to electric, and for emissions intensity, we will be transparent about the impact of our fleet transition.	Exit the year ≥ 30% increase in electric frac spreads	40%
Complete additional rounds of prospects for Halliburton Labs
Through Halliburton Labs we invest our scaling
resources, experienced team members, and global
business network connections to help innovative
early stage energy and climate tech companies use
their time and capital efficiently to commercialize
new solutions and increase company valuation.
It provides Halliburton insight into the unmet needs
of the evolving value chains beyond our existing
business. Pitch days facilitate the Advisory Board
selection of program participants. Company
Showcase events provide existing Halliburton Labs
company participants an additional avenue to
showcase their progress and meet with prospective
equity capital providers.
		Complete three (3) or more events (pitch days or demo days)	3
Hire qualified women in engineering and geoscience roles	We measure ourselves against the National Association of Colleges and Employers (NACE) Graduation Rate for the disciplines in which we recruit, including engineering, and geosciences. For 2022, the NACE rate was 22.7%.	Using the NACE standard, 22.7% or more of worldwide engineering and geoscience professional hires are qualified women	27.8%
Ensure appropriate global workforce localization	A workforce that is representative of the locations where we work is important to the countries in which we operate. We hire and develop local workforce talent, while providing opportunities for exposure to other parts of the world.	Greater than 90% of worldwide headcount localized	91.0%
2024 Performance Results
The performance goals and results are noted in the table below:

Category	Weight	Performance Measures	Threshold	Target	Maximum	Actual
Financial	60%	Net Operating Profit After Tax	$2.933B	$3.192B	$3.451B	$2.979B
	20%	Asset Turns	1.775	1.811	1.847	1.755
Non-Financial Strategic	10%	Sustainability				Achieved
	10%	Our People				Achieved
Based on the actual results presented in the table above, our NEOs received an overall payout of 50% of target for the
Annual Performance Pay Plan.

56	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Long-Term Incentives
The Stock and Incentive Plan is designed to reward consistent achievement of value creation and operating performance goals, align management with shareholder interests, and encourage long-term planning and commitment. Long-term incentives represent the largest component of total executive compensation opportunity.
Using a mix of incentive vehicles allows us to provide a diversified yet balanced long-term incentive program that effectively addresses volatility in our industry and in the stock market, in addition to incentivizing our management to meet performance goals. For the 2024 plan year, the Compensation Committee used the following combination of equity vehicles for long-term incentive grants:

Vehicle	Weighting	Purpose
Performance Units(1)	70% of Award	Rewards achievement of specific financial goals measured over a three-year performance period
Restricted Stock(2)	30% of Award	Supports leadership retention/stability objectives; five-year vesting period
(1)Performance units vest upon achievement of specific financial goals measured over a three-year performance period and are denominated 50% in cash and 50% in stock. Dividend equivalents are measured and vest based on the same performance conditions as the units denominated in stock. Accrued dividend equivalents that vest are paid out in cash.
(2)Restricted stock grants are generally subject to a graded vesting schedule of 20% per year over five years. However, different vesting schedules may be utilized at the discretion of the Compensation Committee. Shares of restricted stock receive dividend or dividend equivalent payments.
Individual Incentive Opportunities
In determining the size of long-term incentive awards, the Compensation Committee first considers market data for comparable positions and then may adjust the awards upwards or downwards based on the Compensation Committee’s review of internal equity. This can result in positions of similar scope receiving awards of varying size. Awards are targeted to the market median. Mr. Miller's 2024 long-term incentive award was aligned with the market median of our Comparator Peer
Group.
As part of its process, the Compensation Committee reviews and makes decisions about target long-term incentive award opportunities for the following year during its regular December meeting. Stock grants are then determined by dividing the grant value by the average of the closing price of our common stock on the NYSE on each business day during the month of
December. The Compensation Committee reviews the final stock grant calculations again in January and determines final approval. For the 2024 plan year, the Compensation Committee approved restricted stock and performance share grants in
January 2024.
Individual incentive opportunities are established based on market references and the NEO’s role within the organization. In the Grants of Plan-Based Awards in Fiscal 2024 table, the Threshold, Target, and Maximum columns under the heading
Estimated Future Payouts Under Non-Equity Incentive Plan Awards indicate the potential cash payout for each NEO under the 2024 PUP cycle, and the Threshold, Target, and Maximum columns under the heading Estimated Future Payouts Under
Equity Incentive Plan Awards indicate the potential shares that can be earned by each NEO for the 2024 PUP cycle. The potential payouts are performance driven and completely at risk. Actual payouts and shares vesting, if any, will not be determined until the three-year cycle closes on December 31, 2026.
A Closer Look at the Performance Unit Program
The PUP provides NEOs and other selected executives with incentive opportunities based on our consolidated ROCE during a three-year performance period. This program reinforces our objectives for sustained long-term performance and value creation. It also reinforces strategic planning processes and balances short-and long-term decision making.
The program measures ROCE on a relative basis to the results of a performance peer group over three years. The
Performance Peer Group used for the PUP is comprised of oilfield equipment and services companies and domestic and international exploration and production companies. This peer group is used for the PUP because these companies represent the timing, cyclicality, and volatility of the oil and natural gas industry and provide an appropriate industry group for measuring our relative performance. The 2024 Performance Peer Group is listed on page 51 of this CD&A.

HALLIBURTON	2025 Proxy Statement	57

The three-year performance period aligns this measurement with our and our Performance Peer Group’s business cycles.
ROCE indicates the efficiency and profitability of our capital investments and is determined based on the ratio of earnings divided by average capital employed. The calculation is as follows:

ROCE	=	+ Net income	After-tax interest expense
		Shareholders’ equity (average of beginning and end of period)	+	Debt (average of beginning and end of period)

Why ROCE?
Highly correlated to stock price performance over the long-term, applying drivers that management can directly influence.	Overwhelmingly supported by our shareholders.
Aligned with our strategy of delivering industry- leading returns across the business cycle.	Eliminates the subjectivity inherent in setting long- term absolute targets in a cyclical industry.
Reinforces the Company’s objective for sustained long-term performance and value creation.	Provides our management team with a clear line of sight to long-term financial results.
Consistent with our executive compensation objectives and strategy to deliver leading returns in our industry, over the past ten years we delivered superior ROCE performance relative to the Oilfield Services Index (OSX), our two largest competitors, and our Performance Peer Group. We believe that this long-term focus on generating superior returns within our industry also correlates with our industry TSR outperformance over the same period of time.
2022 PUP Cycle
Performance Matrix
At the end of the three-year award cycle, the average ROCE of Halliburton and the Performance Peer Group will be calculated, and performance percentiles will be determined. If Halliburton’s relative performance ranking is between the 25th and 75th percentiles, the payout will be interpolated accordingly. If Halliburton’s relative performance ranking is below the 25th percentile, there will not be a payout.
The PUP also uses a relative TSR modifier that compares three-year performance against the constituents of the OSX and can increase or decrease the incentive opportunity payout by 25%. For purposes of calculating TSR used in the modifier, a one-month averaging period is used beginning with the month preceding the performance period and ending with the last month of the performance period. The modifier imposes an award penalty for bottom quartile performance and an incentive for top quartile performance.

58	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

The performance matrix for the 2022 PUP cycle is as follows:

			Relative TSR Modifier
		Unadjusted Incentive Opportunity	Lower Quartile Performance ≤25th percentile	2nd/3rd Quartile Performance >25th percentile & <75th percentile	Upper Quartile Performance ≥75th percentile
				MULTIPLIER(2)
			75%	100%	125%
HAL ROCE Ranking(1) vs. Performance Peer Group	Below Threshold <25th percentile	0%	0% (0% x 75%)	0% (0% x 100%)	0% (0% x 125%)
	Threshold 25th percentile	25%	18.75% (25% x 75%)	25% (25% x 100%)	31.25% (25% x 125%)
	Target 50th percentile	100%	75% (100% x 75%)	100% (100% x 100%)	125% (100% x 125%)
	Challenge ≥75th percentile	200%	150% (200% x 75%)	200% (200% x 100%)	250% (200% x 125%)
(1)If Halliburton’s relative ROCE performance ranking is between the 25th and 75th percentiles, the payout will be interpolated accordingly.
(2)If TSR is in the upper quartile but negative, the TSR Modifier will not apply.
Any awards earned at the end of the cycle will be issued 50% in stock and 50% in cash.
2022 PUP Cycle Results
The incentive opportunity set for our NEOs for the 2022 PUP cycle was based on Halliburton’s ROCE performance relative to that of our Performance Peer Group for the three-year period ending December 31, 2024. For this cycle, we achieved
ROCE of 15.51% which was above the 50th percentile and below the 75th percentile of our Performance Peer Group’s
ROCE of 12.43% and 15.77%, respectively, yielding an award paid at 192.22% of the target opportunity level. For the three-
year period ending December 31, 2024, we achieved TSR of 30.9%, which was between the 25th and 50th percentile relative to the OSX and yielded no modification to the payout. For purposes of calculating TSR, Halliburton Company is excluded from the peer group, dividends are reinvested on the ex-dividend date, and a one-month averaging period is used beginning with the calendar month preceding the beginning of the performance period and ending with the last calendar month of the performance period. The 2022 PUP Cycle will be paid 50% in cash and 50% in stock. Dividend equivalents are measured and vest based on the same performance conditions as the units denominated in stock. Dividend equivalents are paid in cash.
The NEOs received cash payments as set forth in the Non-Equity Incentive Plan Compensation column in the Summary
Compensation Table. The equity payment is reported in the 2024 Option Exercises and Stock Vested Table.
2024 PUP Cycle
Performance Matrix
Target performance for relative ROCE is set at the 55th percentile of the Performance Peer Group. Additionally, payouts of the primary metrics (relative ROCE) are capped at target when average Halliburton ROCE for the applicable three-year performance period is negative.

HALLIBURTON	2025 Proxy Statement	59

The performance matrix for the 2024 PUP cycle is as follows:

			Relative TSR Modifier
		Unadjusted Incentive Opportunity(2)	Lower Quartile Performance ≤25th percentile	2nd/3rd Quartile Performance >25th percentile & <75th percentile	Upper Quartile Performance ≥75th percentile
				MULTIPLIER(3)
			75%	100%	125%
HAL ROCE Ranking(1) vs. Performance Peer Group	Below Threshold <25th percentile	0%	0% (0% x 75%)	0% (0% x 100%)	0% (0% x 125%)
	Threshold 25th percentile	25%	18.75% (25% x 75%)	25% (25% x 100%)	31.25% (25% x 125%)
	Target 55th percentile	100%	75% (100% x 75%)	100% (100% x 100%)	125% (100% x 125%)
	Challenge ≥75th percentile	200%	150% (200% x 75%)	200% (200% x 100%)	250% (200% x 125%)
(1)If Halliburton’s relative ROCE performance ranking is between the 25th and 75th percentiles, the payout will be interpolated accordingly.
(2)If Halliburton’s relative ROCE three-year average is negative, the payout will be capped at the target level. The TSR modifier still applies.
(3)If TSR is in the upper quartile but negative, the TSR Modifier will not apply.
Other Executive Benefits and Policies
Stock Ownership Requirements
We have stock ownership requirements for our executive officers, which include all NEOs, to further align their interests with our shareholders.
Our CEO is required to own Halliburton common stock in an amount equal to or in excess of six times his annual base salary. Executive officers that report directly to the CEO are required to own an amount of Halliburton common stock equal to or in excess of three times their annual base salary, and all other executive officers are required to own an amount of
Halliburton common stock equal to or in excess of two times their annual base salary. The Compensation Committee reviews their holdings, which include restricted shares, SEUs, RSUs, and all other Halliburton common stock owned by the officer, at each December meeting. Each executive officer has five years to meet the requirements, measured from the date the officer becomes subject to the ownership level for the applicable office.
After the five-year stock ownership period described above, executive officers who have not met their minimum ownership requirement must retain 100% of the net shares acquired upon restricted stock vesting until they achieve their required ownership level. Also, any stock option exercise must be an exercise and hold.
As of December 31, 2024, all NEOs met the requirements.
Policies and Practices Related to the Grant of Certain Equity Awards
Since 2020, the Compensation Committee has not used annual awards of stock options as an element of employee compensation for our executive officers and other employees. We therefore (i) do not grant, and have not granted, stock options in anticipation of the release of material nonpublic information; (ii) we do not time, and have not timed, the release of material nonpublic information based on stock option grant dates or for the purpose of affecting the value of executive compensation; and (iii) we do not take, and have not taken, material nonpublic information into account when determining the timing and terms of stock options. As stock options are not an element of employee compensation, we do not have a formal policy with respect to the timing of stock option grants, and we did not grant stock options or stock appreciation rights in 2024.

60	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Clawback Policy
We have a clawback policy, as required by the SEC and NYSE, under which we will seek to recoup incentive-based compensation received by any of our current or former executive officers, which includes all NEOs, if and to the extent that the Company is required to prepare an applicable accounting restatement. The recovery period includes the three completed fiscal years immediately preceding the restatement date and any transition period (resulting from a change in the
Company’s fiscal year) of less than nine months within or immediately following those completed fiscal years. Incentive-
based compensation includes any compensation granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure, and the amount recoverable will be the difference between what was received by the executive officer and what should have been received if it had been determined based on the restatement amounts, computed without regard to any taxes paid.
The Board shall determine any restatement date and the Chief Financial Officer shall, with the approval of the
Compensation Committee, calculate the recoverable compensation for each affected executive officer. The Compensation
Committee shall determine the method of recovering any recoverable compensation, so long as it complies with Section
303A.14 of the NYSE Listed Company Manual. The Compensation Committee shall interpret and construe the policy and make any determinations required to be made in recovering the recoverable compensation.
The Company shall not indemnify any current or former executive officer against the loss of recoverable compensation and shall not pay or reimburse any current or former executive officer for premiums for any insurance policy to fund such executive officer’s potential recovery obligations.
No restatements have occurred during the last fiscal year. A copy of the policy has been filed as an exhibit to the Company’s most recent Form 10-K.
In addition, during 2024, the Company adopted a new supplementary recoupment policy under which we may seek, in appropriate cases, to recoup incentive-based compensation, including both time- and performance-vesting awards paid to, awarded to, or credited for the benefit of any of our executive officers, which includes all NEOs, if and to the extent that they breached their fiduciary duty through a knowing or reckless material violation of law, breached the Code of Business
Conduct, in a matter that results in, or could reasonably expect to result in, material, reputational, or financial harm to the
Company, or had direct supervisory authority over an employee who participated in such violation and such officer disregarded their own supervisory responsibilities. We may also recoup incentive-based compensation if an officer is named as a defendant for the actions described above, and we either determine that the action is not indemnifiable or the officer does not prevail at trial.
The disinterested members of the Board and the disinterested members of the Compensation Committee and the
Nominating and Corporate Governance Committee may be involved in reviewing, considering, and making determinations regarding the officer’s alleged conduct, whether recoupment is appropriate or required, and the type and amount of incentive compensation to be recouped from the officer.
There was no recoupment under the supplementary policy in 2024.
Hedging and Pledging Policy
We have a policy under which our Directors and executive officers, which includes all NEOs, and certain senior officers are prohibited from:
•hedging activities related to Halliburton securities; and
•the pledging of Halliburton securities.
The policy defines hedging activities as the use of any financial instrument designed to hedge or offset a change in the market value of any Halliburton security and defines pledging as the use of a Halliburton security or any related derivative security as collateral for any form of indebtedness.
Additionally, the policy:
•discourages all employees and Directors from speculative activities in Halliburton securities and related derivative securities, such as puts or call options;
•applies to all Halliburton securities, including restricted stock, restricted stock units, options, and debt securities, which are issued by any Halliburton entity, and any other security directly or indirectly exercisable for or convertible or exchangeable into any Halliburton security; and
•applies regardless of whether or not the securities were acquired from our equity compensation plans.

HALLIBURTON	2025 Proxy Statement	61

Retirement and Savings Plan
All NEOs may participate in the Halliburton Retirement and Savings Plan, which is the defined contribution benefit plan available to all eligible U.S. employees. The matching contribution amounts we contributed on behalf of each NEO are included in the Supplemental Table: All Other Compensation.
Supplemental Executive Retirement Plan
The objective of the Supplemental Executive Retirement Plan, or SERP, is to provide a competitive level of pay replacement upon retirement. The current pay replacement target is 75% of base salary at age 65 with 25 years of service, using the highest annual salary during the last three years of employment.
The material factors and guidelines considered in making an allocation include: (i) retirement benefits provided, both qualified and nonqualified; (ii) current compensation; (iii) length of service; and (iv) years of service to normal retirement.
The calculation takes into account the following variables: (i) base salary; (ii) years of service; (iii) age; (iv) employer portion of qualified plan savings; (v) age 65 value of any defined benefit plan; and (vi) existing nonqualified plan balances and any other retirement plans.
Several assumptions are made annually and include a base salary increase percentage, qualified and nonqualified plan contributions and investment earnings, and an annuity rate. These factors are reviewed and approved annually by the
Compensation Committee in advance of calculating any awards.
To determine the annual benefit, external actuaries calculate the total lump sum retirement benefit needed at age 65 from all company retirement sources to produce an annual retirement benefit of 75% of the highest annual salary during the last three years of employment. Company retirement sources include any Company contributions to qualified benefit plans and contributions to nonqualified benefit plans. If the combination of these two sources does not yield a total retirement balance that will meet the 75% objective, then contributions may be made annually through the SERP to bring the total benefit up to the targeted level.
To illustrate, assume $10 million is needed at age 65 to produce an annual retirement benefit equal to 75% of base salary.
The participant is projected to have $3 million in qualified benefit plans resulting from Company contributions at retirement and $4 million in nonqualified retirement plans resulting from Company contributions at retirement. Since the total of these two sources is $7 million, a shortfall of $3 million results. This is the amount needed to achieve the 75% pay replacement objective. This shortfall may be offset through annual contributions to the SERP.
Participation in the SERP is limited to the direct reports of the CEO and other selected executives as recommended by the
CEO and approved at the discretion of the Compensation Committee. However, participation one year does not guarantee future participation. In 2024, the Compensation Committee authorized retirement allocations under the SERP to all NEOs.
Amounts allocated during 2024 are listed in the Supplemental Table: All Other Compensation and the 2024 Nonqualified
Deferred Compensation table.
All of the NEOs, except Mr. Beckwith, are fully vested in their respective account balances. Balances for active and terminated participants earn interest at an annual rate of 5% and 10%, respectively.
Elective Deferral Plan
All NEOs may participate in the Halliburton Elective Deferral Plan, which was established to provide highly compensated employees with an opportunity to defer earned base salary and incentive compensation to help meet retirement and other future income needs.
Participants may elect to defer up to 75% of their annual base salary and up to 75% of their incentive compensation into the plan. Deferral elections must be made on an annual basis, including the type and timing of distribution. Plan earnings are based on the NEO’s choice of up to 12 investment options with varying degrees of risk, including the risk of loss. Investment options may be changed by the NEO daily.
In 2024, none of our NEOs participated in this plan. Messrs. Richard and Slocum have account balances from participation in the plan in prior years. Messrs. Miller, Carre, and Beckwith are not participants in the plan. Further details can be found in the 2024 Nonqualified Deferred Compensation table.

62	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Benefit Restoration Plan
The Halliburton Company Benefit Restoration Plan provides a vehicle to restore qualified plan benefits that are reduced as a result of limitations on contributions imposed under the Internal Revenue Code (IRC) or due to participation in other plans we sponsor and to defer compensation that would otherwise be treated as excessive remuneration within the meaning of
IRC Section 162(m). Awards are made annually to those who meet these criteria and earn interest at an annual rate as defined by the plan document. Awards and corresponding interest balances are 100% vested and distributed upon separation.
In accordance with the plan document, participants earn monthly interest at the Internal Revenue Service Monthly Long-
Term 120% AFR rate, provided the interest rate shall be no less than 6% per annum or greater than 10% per annum.
Because the 120% Monthly AFR rate was below the 6% minimum interest threshold, plan participants earned interest at an annual rate of 6% in 2024.
In 2024, all NEOs received awards under this plan in the amounts included in the Supplemental Table: All Other
Compensation and the 2024 Nonqualified Deferred Compensation table.
Perquisites
We do not pay for tax gross ups for personal use of corporate aircraft, executive physical examinations, financial planning, or country club dues for our NEOs. We do not provide cars to our NEOs. However, a car and part-time driver is available for
Mr. Miller’s limited use as needed for security purposes and so that he can work while in transit to meet customers or attend business-related functions.
We provided security at the personal residences of Mr. Miller during 2024.
As a result of the recommendations provided by an independent, third-party security consultant, the Board has determined that Mr. Miller must use company aircraft for all travel. The security study also recommends that his spouse and children use company-provided aircraft.
Specific amounts for the only available perquisites are detailed in the Supplemental Table: All Other Compensation.
Elements of Post-Termination Compensation and Benefits
Termination events that trigger payments and benefits include normal or early retirement, cause, death, disability, and voluntary termination. Post-termination or change-in-control payments with qualifying termination may include severance, accelerated vesting of restricted stock and stock options, payments under cash-based short- and long-term incentive plans, share vesting under the long-term incentive plan, payout of nonqualified account balances, and health benefits, among others. The impact of various events on each element of compensation for the NEOs is detailed in the Post-Termination or
Change-In-Control Payment table.
Impact of Regulatory Requirements on Compensation
IRC Section 162(m) generally disallows a tax deduction to public companies for compensation paid to the CEO, CFO, or any of the three other most highly compensated officers (“covered employees”) to the extent the compensation exceeds $1 million in any year. Effective for tax years beginning after December 31, 2017, Section 162(m) has been revised to eliminate the performance-based compensation exception and expand the provision to include an individual who is a covered employee for 2017 or any later tax year will continue to be a covered employee for all subsequent taxable years, including years after the death of the individual.
Although the tax deductibility of compensation is a consideration evaluated by our Compensation Committee, the Committee believes that the elimination of the deduction on compensation payable in excess of the $1 million limitation for our NEOs is not material relative to the benefit of being able to attract and retain talented management. Accordingly, our Compensation
Committee will continue to pay compensation that is not deductible.

HALLIBURTON	2025 Proxy Statement	63

Executive Compensation Tables
Summary Compensation Table
The following tables set forth information regarding our CEO, CFO, and our three other most-highly compensated executive officers for the fiscal year ended December 31, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and NQDC Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey A. Miller Chairman, President and Chief Executive Officer	2024	1,650,000	–	7,603,396	–	8,020,988	5,921	1,046,038	18,326,343
	2023	1,600,000	–	7,017,625	–	10,634,648	–	659,119	19,911,392
	2022	1,500,000	–	7,239,220	–	14,009,829	6,251	647,017	23,402,317
Eric J. Carre Executive Vice President and Chief Financial Officer	2024	910,000	–	1,985,648	–	2,373,907	2,673	432,951	5,705,179
	2023	875,000	–	1,960,093	–	3,077,718	–	412,825	6,325,636
	2022	825,000	–	2,046,769	–	3,896,349	2,844	329,499	7,100,461
Van H. Beckwith Executive Vice President, Secretary and Chief Legal Officer	2024	835,000	–	1,985,648	–	2,336,061	655	409,364	5,566,728
	2023	800,000	–	1,960,093	–	3,034,884	–	352,988	6,147,965
Mark J. Richard President – Western Hemisphere	2024	950,000	–	2,474,369	–	2,917,640	61,359	1,125,436	7,528,804
	2023	900,000	–	2,556,249	–	3,866,122	95,351	735,714	8,153,436
	2022	850,000	–	2,555,241	–	4,870,848	1,972	714,490	8,992,551
Shannon Slocum (1) President – Eastern Hemisphere	2024	800,000	–	2,474,369	–	833,278	88,698	1,929,567	6,125,912
(1)Mr. Slocum was promoted to President - Eastern Hemisphere in March 2023.
Salary. The amounts in the Salary column reflect the salary earned by each NEO.
Stock Awards. The amounts in the Stock Awards column reflect the aggregate grant date fair value of the restricted stock and performance shares awarded in 2024. Each amount reflects an accounting expense and does not correspond to actual value that may be realized by a NEO in the future. Except where there is a distinction to make between the two types of awards, this proxy statement refers to both restricted stock and restricted stock units as “restricted stock.” We calculate the fair value of restricted stock awards by multiplying the number of restricted shares or restricted stock units granted by the closing stock price on the grant date. For the performance shares, a Monte Carlo simulation that uses a probabilistic approach was performed by an actuary to determine grant date fair value. The NEOs may never realize any value from these performance shares and, to the extent that they do, the amounts realized may have no correlation to the amounts reported above.
Non-Equity Incentive Plan Compensation. The Non-Equity Incentive Plan Compensation column reflects amounts earned in 2024 for the 2024 Halliburton Annual Performance Pay Plan and the award amount payable in cash for the 2022 PUP cycle.
The 2024 Halliburton Annual Performance Pay Plan amounts paid to each NEO are: $1,248,885 for Mr. Miller; $459,204 for
Mr. Carre; $421,358 for Mr. Beckwith; $527,288 for Mr. Richard; and $444,032 for Mr. Slocum.
The 2022 PUP cycle amounts paid to each NEO are: $6,772,103 for Mr. Miller; $1,914,703 for Mr. Carre; $1,914,703 for
Mr. Beckwith; $2,390,352 for Mr. Richard; and $389,246 for Mr. Slocum. The amounts paid to the NEOs for the 2022 PUP cycle differ from what is shown in the Grants of Plan-Based Awards in Fiscal Year 2024 table under Estimated Future
Payments Under Non-Equity Incentive Plan Awards. That table indicates the potential award amounts payable in cash under the 2024 PUP cycle, which will close on December 31, 2026.
Change in Pension Value and NQDC Earnings. The amounts in the Change in Pension Value and NQDC Earnings column are attributable to the above-market earnings for various nonqualified plans. The methodology for determining what constitutes above-market earnings is the difference between the interest rate as stated in the applicable nonqualified plan document and the Internal Revenue Service Annual Long-Term 120% AFR rate as of December 31, 2024. The 120% Annual
AFR rate used for determining above-market earnings in 2024 was 5.45%.

64	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Supplemental Executive Retirement Plan Above-Market Earnings. The current interest rate for active participant accounts in the Supplemental Executive Retirement Plan is 5% as defined by the plan document. Because the 120% Annual AFR rate of
5.45% is above the interest rate earned by participants, there were no above-market earnings for the Supplemental
Executive Retirement Plan for 2024.
Benefit Restoration Plan Above-Market Earnings. In accordance with the plan document, participants earn monthly interest at the Internal Revenue Service Monthly Long-Term 120% AFR rate, provided the interest rate shall be no less than 6% per annum or greater than 10% per annum. Because the 120% Annual AFR rate was below the 6% minimum interest threshold, the above-market earnings associated with this plan were 0.55% (6% minus 5.45%) for 2024.
NEOs earned above-market earnings for their balances associated with the plan as follows: $5,921 for Mr. Miller; $2,673 for
Mr. Carre; $655 for Mr. Beckwith; $2,003 for Mr. Richard; and $467 for Mr. Slocum.
Elective Deferral Plan Above-Market Earnings. The average NEO earnings for the balances associated with the Elective
Deferral Plan were 13.70% for 2024. The above-market earnings associated with this plan equaled 8.25% (13.70% minus
5.45%) for 2024.
NEOs earned above-market earnings for their balances associated with the plan as follows: $59,356 for Mr. Richard; and
$88,231 for Mr. Slocum.
The amounts shown in this column differ from the amounts shown for the Supplemental Executive Retirement Plan, the
Benefit Restoration Plan, and the Elective Deferral Plan in the 2024 Nonqualified Deferred Compensation table under the
Aggregate Earnings in Last Fiscal Year column because that table includes all earnings and losses, and the Summary
Compensation Table shows above-market earnings only.
All Other Compensation. Detailed information for amounts included in the All Other Compensation column can be found in the Supplemental Table: All Other Compensation.
Supplemental Table: All Other Compensation
The following table details the components of the All Other Compensation column of the Summary Compensation Table for
2024.

Name	Halliburton Foundation ($)	Halliburton Giving Choices ($)	HALPAC ($)	Restricted Stock Dividends ($)	HRSP Employer Match ($)	HRSP Basic ($)	Benefit Restoration Plan ($)	SERP ($)	Expatriate ($)	All Other ($)	Total ($)
Jeffrey A. Miller	112,500	–	5,000	258,050	16,944	6,900	91,350	363,000	–	192,294	1,046,038
Eric J. Carre	–	–	–	69,556	16,945	6,900	39,550	300,000	–	–	432,951
Van H. Beckwith	45,000	–	5,000	68,413	16,751	6,900	34,300	233,000	–	–	409,364
Mark J. Richard	45,000	460	5,000	88,899	17,164	6,900	42,350	916,000	–	3,663	1,125,436
Shannon Slocum	4,628	–	3,048	51,883	16,945	6,900	31,850	478,000	1,336,313	–	1,929,567
Halliburton Foundation. The Halliburton Foundation allows NEOs and other employees to donate to approved universities, medical hospitals, and primary schools of their choice. In 2024, the Halliburton Foundation matched donations up to $20,500 on a 2.25 for 1 basis. Mr. Miller participated in the Halliburton Foundation’s matching program for Directors, which allowed his 2024 contributions up to $50,000 to qualified organizations to be matched on a 2.25 for 1 basis. To learn more about
Halliburton charitable giving and matching opportunities, refer to page 31.
Halliburton Giving Choices. The Halliburton Giving Choices Program allows NEOs and other employees to donate to approved not-for-profit charities of their choice. We match donations by contributing ten cents for every dollar contributed by employees. The amounts shown represent the match amounts the program donated to charities on behalf of the NEOs in
2024. To learn more about Halliburton charitable giving and matching opportunities, refer to page 31.
Halliburton Political Action Committee. The Halliburton Political Action Committee, or HALPAC, allows NEOs and other eligible employees to donate to political candidates and participate in the political process. We match NEO’ and other employee donations that are greater than $100 annually to HALPAC dollar-for-dollar to a 501(c)(3) status nonprofit organization of the contributor’s choice. The amounts shown represent the match amounts donated to charities on behalf of the NEOs in 2024.

HALLIBURTON	2025 Proxy Statement	65

Restricted Stock Dividends. This is the amount of dividends paid on restricted stock held by NEOs in 2024. Restricted stock units granted to employees do not receive dividend payments.
Retirement and Savings Plan Employer Match. This is the contribution we made on behalf of each NEO to the Halliburton
Retirement and Savings Plan, our defined contribution plan. We match employee contributions up to 5% of each employee’s eligible base salary up to the 401(a)(17) compensation limit of $345,000 in 2024.
Retirement and Savings Plan Basic Contribution. This is the contribution we made on behalf of each NEO to the
Retirement and Savings Plan. If actively employed on December 31, 2024, or if they meet retirement eligibility requirements of the plan as of their separation date, each employee received a contribution equal to 2% of their eligible base pay up to the
401(a)(17) compensation limit of $345,000 in 2024.
Benefit Restoration Plan. This is the award earned under the Benefit Restoration Plan in 2024 as discussed in the Benefit
Restoration Plan section of Compensation Discussion and Analysis. Associated interest, awards, and beginning and ending balances for the Benefit Restoration Plan are included in the 2024 Nonqualified Deferred Compensation table.
Supplemental Executive Retirement Plan. This is the award approved under the Supplemental Executive Retirement Plan in 2024 as discussed in the Supplemental Executive Retirement Plan section of Compensation Discussion and Analysis.
Associated interest, awards, and beginning and ending balances for the Supplemental Executive Retirement Plan are included in the 2024 Nonqualified Deferred Compensation table.
Expatriate Assignment. In 2024, Mr. Slocum received compensation associated with his expatriate assignment similar in type to that received by other expatriates on comparable assignments. Mr. Slocum received $68,522 for cost-of-living adjustment; $80,000 for mobility premium; $805,725 for tax equalization; $303,534 for housing allowance; $13,070 for auto allowance; $65,432 for dependent education; and $30 for miscellaneous reimbursement.
All Other.
•Aircraft Usage. As a result of the recommendations provided by an independent, third-party security consultant, the Board has determined that Mr. Miller must use company aircraft for all travel. The security study also recommends that his spouse and children use company-provided aircraft. For 2024, the incremental cost to us for this personal use of our aircraft was $182,368 for Mr. Miller. For total compensation purposes in 2024, we valued the incremental cost of the personal use of aircraft using a method that takes into account: landing, parking, hanger, flight planning services, and dead-head costs; crew travel expenses; supplies and catering; aircraft fuel and oil expenses per hour of flight; any customs, foreign permit, and similar fees; and passenger ground transportation. NEOs are not reimbursed for the tax impact of any imputed income resulting from aircraft usage.
•Home Security. We provide security for residences based on risk assessments. In 2024, home security costs were $2,679 for Mr. Miller.
•Car/Driver. A car and part-time driver is available for Mr. Miller’s limited use as needed for security purposes and so that he can work while in transit to meet customers or attend business-related functions. In 2024, the cost to us for personal use was $7,247.
•Other Compensation.  In 2024, Mr. Richard received $3,663 in service anniversary gifts.

66	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Grants of Plan-Based Awards in Fiscal 2024
The following table represents amounts associated with the 2024 Performance Unit Program cycle, the 2024 Annual
Performance Pay Plan, and restricted stock awards granted in 2024 to our NEOs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Options Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Jeffrey A. Miller		989,188	3,956,750	7,913,500	(1)
		792,000	2,475,000	4,950,000	(2)
	1/2/2024					27,478	109,910	219,820	(3)		3,969,949
	1/2/2024									94,208	3,402,793
Eric J. Carre		258,329	1,033,317	2,066,634	(1)
		291,200	910,000	1,820,000	(2)
	1/2/2024					7,176	28,703	57,406	(3)		1,036,752
	1/2/2024									24,603	888,660
Van H. Beckwith		258,329	1,033,317	2,066,634	(1)
		267,200	835,000	1,670,000	(2)
	1/2/2024					7,176	28,703	57,406	(3)		1,036,752
	1/2/2024									24,603	888,660
Mark J. Richard		321,913	1,287,650	2,575,300	(1)
		334,400	1,045,000	2,090,000	(2)
	1/2/2024					8,942	35,768	71,536	(3)		1,291,940
	1/2/2024									30,658	1,107,367
Shannon Slocum		321,913	1,287,650	2,575,300	(1)
		281,600	880,000	1,760,000	(2)
	1/2/2024					8,942	35,768	71,536	(3)		1,291,940
	1/2/2024									30,658	1,107,367
(1)Cash opportunity levels for the 2024 PUP cycle that are subject to a relative TSR modifier that can increase or decrease the incentive opportunity payout by 25%.
(2)Cash opportunity levels under the 2024 Halliburton Annual Performance Pay Plan.
(3)Share opportunity levels for the 2024 PUP cycle that are subject to a relative TSR modifier that can increase or decrease the incentive opportunity payout by 25%.
(4)With respect to restricted stock awards, this column reflects the grant date fair value of the award. With respect to equity-based incentive awards under the PUP, this column reflects the grant date fair value at target.
As indicated by footnotes (1) and (3), the cash opportunities for each NEO for the 2024 PUP cycle if the Threshold, Target, or Maximum levels are achieved are reflected under Estimated Future Payouts Under Non-Equity Incentive Plan Awards,
and the share opportunities are reflected under Estimated Future Payouts Under Equity Incentive Plan Awards. The potential payouts are performance driven and completely at risk. For more information on the 2024 PUP cycle, refer to Long-term
Incentives in Compensation Discussion and Analysis.
As indicated by footnote (2), the opportunities for each NEO under the 2024 Halliburton Annual Performance Pay Plan are also reflected under Estimated Future Payouts Under Non-Equity Incentive Plan Awards. The potential payouts are performance driven and completely at risk. For more information on the 2024 Halliburton Annual Performance Pay Program,
refer to Short-term (Annual) Incentive in Compensation Discussion and Analysis.
All restricted stock awards are granted under the Stock and Incentive Plan. The awards listed under All Other Stock Awards:
Number of Shares of Stock or Units were awarded to each NEO on the date indicated by the Compensation Committee.
The restricted stock grants awarded to the NEOs during 2024 are subject to a graded vesting schedule of 20% per year over five years. All restricted shares are priced at fair market value on the date of grant. Quarterly dividends are paid on the restricted shares at the same time and rate payable on our common stock, which was $0.17 per share during each quarter of 2024. The shares may not be sold or transferred until fully vested. The shares remain subject to forfeiture during the restricted period in the event of the NEO’s termination of employment or an unapproved early retirement.

HALLIBURTON	2025 Proxy Statement	67

The performance share grants awarded to the NEOs during 2024 are subject to a three-year performance period. All performance shares are priced at fair market value on the date of grant. Quarterly dividends will not be paid during the performance period but shall be accrued and paid in cash at the time, and to the extent, the underlying shares of Company common stock are delivered.
Outstanding Equity Awards at Fiscal Year End 2024
The following table represents outstanding stock option, restricted stock, and performance share awards for our NEOs as of
December 31, 2024. The market value of shares or units of stock not vested was determined by multiplying the number of unvested restricted shares at year end by the closing price of our common stock on the NYSE of $27.19 on December 31,
2024.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Not Vested (#)	Market Value of Shares or Units of Stock Not Vested ($)	Equity Incentive Plan Awards: # Unearned Shares Units or Other Rights Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights Not Vested ($)
Jeffrey A. Miller	12/2/2015	99,200	–	38.95	12/2/2025
	12/7/2016	69,500	–	53.54	12/7/2026
	12/6/2017	128,500	–	43.38	12/6/2027
	12/5/2018	171,200	–	31.44	12/5/2028
	12/2/2020					53,280	1,448,683
	1/3/2022					79,853	2,171,203
	1/3/2023					65,478	1,780,347
	1/3/2023							95,489	2,596,346
	1/2/2024					94,208	2,561,516
	1/2/2024							109,910	2,988,453
TOTAL		468,400	–			292,819	7,961,749	205,399	5,584,799
Eric J. Carre	1/2/2015	24,750	–	39.49	1/2/2025
	1/4/2016	9,534	–	34.48	1/4/2026
	12/7/2016	30,100	–	53.54	12/7/2026
	12/6/2017	34,425	–	43.38	12/6/2027
	12/5/2018	50,100	–	31.44	12/5/2028
	12/2/2020					14,460	393,167
	1/3/2022					22,577	613,869
	1/3/2023					18,288	497,251
	1/3/2023							26,671	725,184
	1/2/2024					24,603	668,956
	1/2/2024							28,703	780,435
TOTAL		148,909	–			79,928	2,173,243	55,374	1,505,619
Van H. Beckwith	1/15/2020	54,348	–	23.57	1/15/2030
	1/15/2020					5,939	161,481
	12/2/2020					14,600	396,974
	1/3/2022					22,577	613,869
	1/3/2023					18,288	497,251
	1/3/2023							26,671	725,184
	1/2/2024					24,603	668,956
	1/2/2024							28,703	780,435
TOTAL		54,348	–			86,007	2,338,531	55,374	1,505,619

68	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Not Vested (#)	Market Value of Shares or Units of Stock Not Vested ($)	Equity Incentive Plan Awards: # Unearned Shares Units or Other Rights Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights Not Vested ($)
Mark J. Richard	1/2/2015	14,807	–	39.49	1/2/2025
	1/4/2016	28,604	–	34.48	1/4/2026
	1/3/2017	17,119	–	55.68	1/3/2027
	1/2/2018	24,019	–	49.61	1/2/2028
	12/20/2018	43,924	–	27.14	12/20/2028
	12/2/2020					18,760	510,084
	1/3/2022					28,185	766,350
	1/3/2023					23,851	648,509
	1/3/2023							34,783	945,750
	1/2/2024					30,658	833,591
	1/2/2024							35,768	972,532
TOTAL		128,473	–			101,454	2,758,534	70,551	1,918,282
Shannon Slocum	1/4/2016	3,882	–	34.48	1/4/2026
	1/3/2017	3,722	–	55.68	1/3/2027
	1/2/2018	12,090	–	49.61	1/2/2028
	1/4/2021					18,462	501,982
	1/3/2022					13,221	359,479
	4/27/2022					27,824	756,535
	1/3/2023					16,791	456,547
	1/3/2023							7,293	198,297
	1/2/2024					30,658	833,591
	1/2/2024							35,768	972,532
TOTAL		19,694	–			106,956	2,908,134	43,061	1,170,829
Stock options. The awards vest annually in equal amounts over three-year vesting schedules.
Restricted stock. The awards vest in equal amounts over each grant’s five-year vesting schedule, except for Mr. Slocum's
April 27, 2022, award, which will vest 100% three years from the grant date.
Performance shares. The awards are subject to a three-year performance period.
2024 Option Exercises and Stock Vested
The following table represents stock options exercised and restricted stock and performance shares that vested during fiscal year 2024 for our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey A. Miller	–	–	428,116	12,390,381
Eric J. Carre	–	–	118,844	3,434,986
Van H. Beckwith	–	–	117,024	3,402,476
Mark J. Richard	–	–	149,987	4,340,068
Shannon Slocum	–	–	41,497	1,313,976

HALLIBURTON	2025 Proxy Statement	69

The value realized for vested restricted stock awards was determined by multiplying the fair market value of the shares
(closing price of our common stock on the NYSE on the vesting date) by the number of shares that vested. Restricted shares vested on various dates throughout the year. The value listed represents the aggregate value of all shares that vested for each NEO in 2024.
The value realized for vested performance shares awards was determined by multiplying the fair market value of the shares
(closing price of our common stock on the NYSE on December 31, 2024) by the number of shares that vested.
2024 Nonqualified Deferred Compensation
The 2024 Nonqualified Deferred Compensation table reflects balances in our nonqualified plans as of January 1, 2024, contributions made by the NEO and us during 2024, earnings (the net of the gains and losses on funds, as applicable), distributions, and the ending balance as of December 31, 2024. The plans are described in Compensation Discussion and
Analysis.

Name	Plan	01/01/24 Balance ($)	Executive Contributions In Last Fiscal Year ($)	Registrant Contributions In Last Fiscal Year ($)	Aggregate Earnings In Last Fiscal Year ($)	Aggregate Distributions ($)	Aggregate Balance At Last Fiscal Year End ($)
Jeffrey A. Miller	SERP	10,611,774	–	363,000	542,868	–	11,517,642
	Benefit Restoration	1,080,553	–	91,350	64,811	–	1,236,714
	TOTAL	11,692,327	–	454,350	607,679	–	12,754,356
Eric J. Carre	SERP	4,391,864	–	300,000	224,652	–	4,916,516
	Benefit Restoration	487,460	–	39,550	29,240	–	556,250
	TOTAL	4,879,324	–	339,550	253,892	–	5,472,766
Van H. Beckwith	SERP	1,066,425	–	233,000	54,530	–	1,353,955
	Benefit Restoration	119,894	–	34,300	7,189	–	161,383
	TOTAL	1,186,319	–	267,300	61,719	–	1,515,338
Mark J. Richard	SERP	5,180,571	–	916,000	264,953	–	6,361,524
	Benefit Restoration	365,324	–	42,350	21,913	–	429,587
	Elective Deferral	924,330	–	—	109,732	147,070	886,992
	TOTAL	6,470,225	–	958,350	396,598	147,070	7,678,103
Shannon Slocum	SERP	308,000	–	478,000	15,713	–	801,713
	Benefit Restoration	85,436	–	31,850	5,123	–	122,409
	Elective Deferral	881,267	–	–	136,260	169,002	848,525
	TOTAL	1,274,703	–	509,850	157,096	169,002	1,772,647

70	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Employment Contracts and Change-in-Control
Arrangements
Employment Contracts
All of our NEOs have employment agreements with us that contain substantial non-compete and non-solicitation provisions post separation.
The employment agreements provide that if the agreement is terminated by the employee for good reason or by death, disability, or retirement or his employment is terminated by the Company for any reason other than cause or a fiduciary violation, all restrictions on restricted stock and units will lapse. In addition, in the case of a termination by the employee for good reason or termination by the Company for any reason other than cause or a fiduciary violation, the employee will receive a lump sum cash payment equal to two years of his base salary then in effect.
Change-in-Control Arrangements
We do not maintain individual change-in-control agreements or provide for excise tax gross-ups on any payments associated with a change-in-control. Some of our compensation plans, however, contain change-in-control provisions, which could result in payment of specific benefits.
Under the Stock and Incentive Plan, in the event of a change-in-control, awards are subject to double-trigger vesting, such that, if a participant is terminated due to involuntary termination without cause, death, disability, good reason (as defined in an employment agreement, or a similar constructive termination event, in each case, only if a severance benefit is payable upon termination of employment due to such event pursuant to an employment agreement), or other event as specified in the participant’s award document within the period beginning on the date of the public announcement of a transaction that, if consummated, would constitute a corporate change and ending on the date that is the earlier of the announcement of the termination of the proposed transaction or two years after the consummation of the transaction (a Qualifying Termination), the following will occur automatically:
•any outstanding options and stock appreciation rights shall become immediately vested and fully exercisable for the full term thereof;
•any restrictions on restricted stock awards shall immediately lapse;
•all performance measures upon which an outstanding performance award is contingent are deemed achieved and the holder shall receive a payment equal to the target amount of the award he or she would have been entitled to receive; and
•any outstanding cash awards, including stock value equivalent awards, immediately vest and are paid based on the vested value of the award.
Under the Annual Performance Pay Plan:
•in the event of a change-in-control during a plan year, a participant experiencing a Qualifying Termination will be entitled to payment equal to the target amount of the award he or she would have been entitled to receive, without proration; and
•in the event of a change-in-control after the end of a plan year but before the payment date, a participant will be entitled to an immediate cash payment equal to the incentive earned for the plan year.
Under the Performance Unit Program:
•in the event of a change-in-control during a performance cycle, a participant experiencing a Qualifying Termination will be entitled to both a payment equal to the target amount of the cash award he or she would have been entitled to receive and the vesting of the target amount of performance shares awarded, without proration; and
•in the event of a change-in-control after the end of a performance cycle but before the payment date, a participant will be entitled to an immediate payment equal to the cash award earned and the vesting of performance shares earned for that performance cycle.
Under the Employee Stock Purchase Plan, in the event of a change-in-control, unless the successor corporation assumes or substitutes new stock purchase rights:
•the purchase date for the outstanding stock purchase rights will be accelerated to a date fixed by the Compensation
Committee prior to the effective date of the change-in-control; and
•upon such effective date, any unexercised stock purchase rights will expire and we will refund to each participant the amount of his or her payroll deductions made for purposes of the Employee Stock Purchase Plan that have not yet been used to purchase stock.

HALLIBURTON	2025 Proxy Statement	71

Post-Termination or Change-in-Control Payments
The following tables and narratives represent the impact of certain termination events or a change-in-control on each element of compensation for NEOs as of December 31, 2024.

		Termination Event
Name	Payments	- Early Retirement w/ Approval - Normal Retirement ($)	- Resignation - Early Retirement w/o Approval - Term for Cause ($)	- Term w/o Cause ($)	- Change-in-Control w/ Qualifying Termination ($)
Jeffrey A. Miller	Severance	–	–	3,300,000	3,300,000
	Annual Perf. Pay Plan	–	–	–	–
	Restricted Stock	7,961,749	–	7,961,749	7,961,749
	Stock Options	–	–	–	–
	Performance Cash	7,351,166	–	–	7,491,750
	Performance Shares	5,454,096	–	–	5,584,789
	Nonqualified Plans	12,754,356	12,754,356	12,754,356	12,754,356
	TOTAL	33,521,367	12,754,356	24,016,105	37,092,644
Eric J. Carre	Severance	–	–	1,820,000	1,820,000
	Annual Perf. Pay Plan	–	–	–	–
	Restricted Stock	2,173,242	–	2,173,242	2,173,242
	Stock Options	–	–	–	–
	Performance Cash	2,005,345	–	–	2,020,667
	Performance Shares	1,487,184	–	–	1,505,618
	Nonqualified Plans	5,472,766	5,472,766	5,472,766	5,472,766
	TOTAL	11,138,537	5,472,766	9,466,008	12,992,293
Van H. Beckwith	Severance	–	–	1,670,000	1,670,000
	Annual Perf. Pay Plan	–	–	–	–
	Restricted Stock	2,338,530	–	2,338,530	2,338,530
	Stock Options	–	–	–	–
	Performance Cash	2,005,345	–	–	2,020,667
	Performance Shares	1,487,184	–	–	1,505,618
	Nonqualified Plans	161,383	161,383	161,383	161,383
	TOTAL	5,992,442	161,383	4,169,913	7,696,198
Mark J. Richard	Severance	–	–	1,900,000	1,900,000
	Annual Perf. Pay Plan	–	–	–	–
	Restricted Stock	2,758,534	–	2,758,534	2,758,534
	Stock Options	–	–	–	–
	Performance Cash	2,575,300	–	–	2,575,300
	Performance Shares	1,909,336	–	–	1,918,271
	Nonqualified Plans	7,678,103	7,678,103	7,678,103	7,678,103
	TOTAL	14,921,273	7,678,103	12,336,637	16,830,208
Shannon Slocum	Severance	–	–	1,600,000	1,600,000
	Annual Perf. Pay Plan	–	–	–	–
	Restricted Stock	2,908,134	–	2,908,134	2,908,134
	Stock Options	–	–	–	–
	Performance Cash	1,218,433	–	–	1,557,650
	Performance Shares	912,741	–	–	1,170,840
	Nonqualified Plans	1,772,647	1,772,647	1,772,647	1,772,647
	TOTAL	6,811,955	1,772,647	6,280,781	9,009,271

72	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Early Retirement With Approval or Normal Retirement
Early Retirement. A NEO becomes eligible for early retirement when the NEO has attained age 55 with ten years of service or when the NEO’s age and years of service equals 70 points. Eligibility for early retirement does not guarantee retention of stock awards (lapse of forfeiture restrictions on restricted stock and ability to exercise outstanding options for the remainder of the stated term) or the pro rata distribution of performance awards, if earned. Early retirement eligibility is a condition that must be met before the Compensation Committee will consider retention of stock awards and pro rata participation in performance awards upon separation from employment. For example, if a NEO is eligible for early retirement but is leaving us to go to work for a competitor, then the NEO’s stock awards would not be considered for retention.
Normal Retirement. A NEO becomes eligible for normal retirement at age 65 and, under our mandatory retirement policy, must retire by the last day of the calendar year in which they reach that age.
The following actions will occur for the NEO’s various elements of compensation under Early Retirement With Approval or
Normal Retirement scenarios.
•Severance Pay. No severance would be paid to the NEO.
•Annual Performance Pay Plan. If the NEO retires prior to the end of the plan year for any reason other than death or disability, he would forfeit any payment due under the plan, unless the Compensation Committee determines that the payment should be prorated for the partial plan year.
•Restricted Stock. Any stock holdings restrictions would lapse upon the date of retirement. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2024 table.
•Stock Options. The NEO will be granted retention of the NEO’s option awards. The unvested awards will continue to vest per the vesting schedule outlined in the NEO stock option agreements and any vested options will not expire until 10 years from the grant award date. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year
End 2024 table.
•Performance Cash. The NEO will participate on a prorated basis for any PUP cycles that have not been completed at the time of the NEO’s retirement. These payments, if earned, are paid out and the NEO would receive payments at the same time as other participants, which is usually no later than March of the year following the close of the cycle. In the case of mandatory retirement, the Compensation Committee may, at its discretion, authorize full participation without proration for any PUP cycles that have not been completed as of the NEO's retirement date.
•Performance Shares. The NEO will participate on a prorated basis for any PUP cycles that have not been completed at the time of the NEO’s retirement. The shares, if earned, are vested and the NEO would receive the performance shares at the same time as other participants, which is usually no later than March of the year following the close of the cycle. In the case of mandatory retirement, the Compensation Committee may, at its discretion, authorize full participation without proration for any PUP cycles that have not been completed as of the NEO's retirement date.
•Nonqualified Plans. The NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the
2024 Nonqualified Deferred Compensation table. Payments from the Supplemental Executive Retirement Plan and
Benefit Restoration Plan are paid out of an irrevocable grantor trust. The principal and income of the trust are treated as our assets and income for federal income tax purposes and are subject to the claims of our general creditors to the extent provided in the plan. The Elective Deferral Plan is unfunded and we make payments from our general assets. Payments from these plans may be paid in a lump sum or in annual installments for a maximum ten-year period.
Resignation, Early Retirement Without Approval, or Termination for Cause
Resignation. Resignation is defined as leaving employment with us voluntarily, without having attained early or normal retirement status (see the applicable sections above for information on what constitutes these statuses).
Early Retirement (Without Approval). Early Retirement is defined as leaving employment with us voluntarily, having attained early retirement status (see the applicable sections above for information on what constitutes this status). For example, if an NEO is eligible for early retirement, but leaves the Company to go to work for a competitor, their Early
Retirement generally would not be approved.
Termination (For Cause). A termination for Cause would occur for a reason such as violating our Code of Business
Conduct.

HALLIBURTON	2025 Proxy Statement	73

The following actions will occur for the NEO's various elements of compensation under Resignation, Early Retirement
Without Approval, or Termination for Cause scenarios.
•Severance Pay. No severance would be paid to the NEO.
•Annual Performance Pay Plan. No payment would be made to the NEO under the Performance Pay Plan.
•Restricted Stock. Any restricted stock holdings would be forfeited upon the date of separation. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2024 table.
•Stock Options. The NEO must exercise outstanding, vested options within 90 days after the NEO’s separation or the options will be forfeited as per the terms of the stock option agreements. Any unvested stock options would be forfeited.
Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2024 table.
•Performance Cash. The NEO would not be eligible to receive payments under the Performance Unit Program.
•Performance Shares. The NEO would not be eligible to receive performance shares under the Performance Unit Program.
•Nonqualified Plans. The NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the
2024 Nonqualified Deferred Compensation table. Refer above to Early Retirement With Approval or Normal Retirement for
more information on Nonqualified Plans.
Termination (Without Cause). Should we terminate a NEO without cause, such as termination at our convenience, then the provisions of the NEO’s employment agreement related to severance payments and lapsing of stock restrictions would apply. Payments for these items are conditioned on a release agreement being executed by the NEO. The impact on the
NEO’s various elements of compensation is the same as described under Early Retirement With Approval or Normal
Retirement except as follows:
•Severance Pay. Severance is paid according to terms of the applicable employment agreement. Each NEO would receive severance in the amount of two times base salary at the time of termination.
•Performance Cash. No payment would be paid to the NEO under the Performance Unit Program.
•Performance Shares. No performance shares would be vested under the Performance Unit Program.
Change-in-Control with Qualifying Termination. Should we terminate a NEO in a Qualifying Termination as part of a change-in-control, then the provisions of the NEO’s employment agreement related to severance payments and lapsing of stock restrictions would apply. Payments for these items are conditioned on a release agreement being executed by the
NEO. The impact on the NEO’s various elements of compensation is the same as described under Termination (Without
Cause) except as follows:
•Annual Performance Pay Plan. A NEO experiencing a Qualifying Termination will be entitled to a payment equal to the target amount of the award the NEO would have been entitled to receive, without proration. Assuming the change-in-
control occurred on the last business day of the year, no additional amounts under the plan would be paid. The actual amounts paid for 2024 are reflected in the Summary Compensation Table and described in the Non-Equity Incentive Plan
Compensation narrative to that table. If a Qualifying Termination occurred on any other date, a NEO would receive the target amount of the award, as shown in the Grants of Plan-Based Awards in Fiscal 2024 table.
•Restricted Stock. Restricted shares granted under the Stock and Incentive Plan vest in the event of a Qualifying
Termination. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2024
table.
•Performance Cash. A NEO experiencing a Qualifying Termination will be entitled to a payment equal to the target amount of the award the NEO would have been entitled to receive, without proration. Assuming the change-in-control occurred on the last business day of the year, no additional amounts under the PUP plan would be paid for the 2022 PUP cycle. The actual amounts paid for that cycle are reflected in the Summary Compensation Table and described in the Non-Equity
Incentive Plan Compensation narrative to that table. The Post-Termination or Change-in-Control Payments table reflects the target award amounts that would be paid for the 2023 and 2024 PUP cycles.
•Performance Shares. A NEO experiencing a Qualifying Termination will be entitled to share vesting equal to the target amount of the award the NEO would have been entitled to receive, without proration. Assuming the change-in-control occurred on the last business day of the year, no additional shares would vest under the PUP plan for the 2021 PUP cycle. The actual shares that vested for that cycle are reflected in a Form 4 filed by each NEO. The table reflects the target award shares that would vest, valued at the closing price of our common stock on the NYSE on December 31,
2024, for the 2023 and 2024 PUP cycles.
A change-in-control without a Qualifying Termination has no effect on NEO compensation.

74	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Equity Compensation Plan Information
The following table provides certain information, as of December 31, 2024, with respect to our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	10,405,720	$41.75	48,279,993
Equity compensation plans not approved by security holders	—	—	—
TOTAL	10,405,720	$41.75	48,279,993

HALLIBURTON	2025 Proxy Statement	75

Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act
of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (PEO) and
Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

					Value of Initial Fixed $100 Investment based on:(4)
Year	Summary Compensation Table Total for Jeffrey A. Miller(1) ($)	Compensation Actually Paid to Jeffrey A. Miller(1,2,3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1,2,3) ($)	TSR ($)	Peer Group TSR ($)	Net Income ($ Millions)	ROCE(5)
2024	18,326,343	12,133,301	6,231,656	4,480,799	120.56	101.68	2,516	16.1%
2023	19,911,392	20,834,868	7,358,140	7,347,798	156.92	115.10	2,662	18.1%
2022	23,402,317	64,585,671	8,040,278	19,847,918	167.76	112.94	1,595	12.3%
2021	23,591,982	33,778,483	9,206,791	12,042,514	96.13	69.94	1,468	13.4%
2020	22,319,385	19,510,665	7,649,701	6,933,420	78.80	57.92	(2,942)	(13.7%)
(1) Jeffrey A. Miller was our PEO for each year presented. The individuals comprising the Non-PEO named executive officers for each year presented are listed below.

2020	2021	2022	2023	2024
Eric J. Carre	Eric J. Carre	Eric J. Carre	Eric J. Carre	Eric J. Carre
Lance Loeffler	Lance Loeffler	Lance Loeffler	Lawrence J. Pope	Van H. Beckwith
Joe D. Rainey	Joe D. Rainey	Lawrence J. Pope	Joe D. Rainey	Mark J. Richard
Mark J. Richard	Mark J. Richard	Joe D. Rainey	Mark J. Richard	Shannon Slocum
		Mark J. Richard	Van H. Beckwith
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary
Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated using valuation methodology that is consistent with the equity awards that we accounted for under
FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Jeffrey A. Miller ($)	Exclusion of Stock Awards for Jeffrey A. Miller ($)	Inclusion of Equity Values for Jeffrey A. Miller ($)	Compensation Actually Paid to Jeffrey A. Miller ($)
2024	18,326,343	(7,603,396)	1,410,354	12,133,301

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	6,231,656	(2,230,009)	479,152	4,480,799

76	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Jeffrey A. Miller ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Jeffrey A. Miller ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Jeffrey A. Miller ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Jeffrey A. Miller ($)	Total - Inclusion of Equity Values for Jeffrey A. Miller ($)
2024	5,481,077	(416,932)	—	(3,653,791)	1,410,354

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	1,607,552	(250,560)	—	(877,840)	479,152
(4)The Peer Group TSR set forth in this table utilizes the Oil Service Index (OSX), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the
OSX, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)We determined Return on Capital Employed (ROCE) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2024, as we did in 2022-2023. More information on
ROCE can be found in the Long-Term Incentives section of Compensation Discussion and Analysis. This performance measure may not have been the most important financial performance measure for years 2021 and 2020, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

HALLIBURTON	2025 Proxy Statement	77

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (TSR)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of
Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years.

78	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of
Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.

HALLIBURTON	2025 Proxy Statement	79

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and ROCE
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of
Compensation Actually Paid to our Non-PEO NEOs, and our ROCE during the five most recently completed fiscal years.

80	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the five most recently completed fiscal years to that of the Oil
Service Index (OSX) over the same period.
Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2024 to Company performance. The measures in this table are not ranked.

Most Important Financial Performance Measures
Return on Capital Employed
Net Operating Profit After Taxes
Asset Turns
Relative Total Shareholder Return

HALLIBURTON	2025 Proxy Statement	81

CEO Pay Ratio
For 2024, the annual total compensation of our CEO was 220 times the median of the annual total compensation of all employees, based on annual total compensation of $18,326,343 for the CEO and $83,367 for the median employee.
This disclosure is based on an October 1, 2023, employee population of 47,429, of which 15,222 were U.S. employees and
32,207 were non-U.S. employees. We excluded from this employee population 2,289 non-U.S. employees from 43 countries as the total number of employees from these non-U.S. jurisdictions was less than 5% of our total employee population. After applying the exclusion, the total employee population was 45,140.

Non-U.S. Employee Country Exclusions
Country	Headcount	Country	Headcount	Country	Headcount	Country	Headcount
Albania	6	Ecuador	488	Kazakhstan	186	South Africa	1
Austria	8	Equatorial Guinea	6	Kenya	2	South Korea	2
Bangladesh	30	Georgia	1	Netherlands	82	Spain	23
Belgium	1	Germany	47	New Zealand	77	Suriname	29
Bolivia	123	Ghana	103	Panama	71	Switzerland	1
Bulgaria	1	Guyana	132	Papua New Guinea	57	Tanzania	1
Cameroon	73	Hungary	3	Peru	1	Trinidad and Tobago	89
Chile	33	Israel	4	Philippines	7	Uganda	1
Congo	91	Italy	150	Poland	32	Ukraine	9
Cyprus	1	Ivory Coast	13	Romania	134	Vietnam	57
Denmark	30	Japan	16	Senegal	67
The median employee was identified using base pay, overtime pay, bonuses, allowances, and premiums. We used the total gross wages of all employees as of our determination date of October 1, 2023, as a reasonable estimate of the median total gross wages for the employee population and identified all employees within 1% of the median total gross wages. From this group we selected an employee as a reasonable representative of our median employee. Annual total compensation for both the CEO and the median employee was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K.
The annual total compensation for our CEO includes both the amount reported in the “Total” column of our Summary
Compensation Table, $18,326,343, and the estimated value of our CEO’s health and welfare benefits, $13,296. Due to the flexibility afforded in calculating the CEO pay ratio, the ratio may not be comparable to CEO pay ratios presented by other companies.

82	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

General Information
We are providing these proxy materials to you in connection with the solicitation by the Board of Directors of Halliburton
Company of proxies to be voted at our 2025 Annual Meeting of Shareholders and at any adjournment or postponement of the meeting. By executing and returning the enclosed proxy, by following the enclosed voting instructions, or by voting via the Internet or by telephone, you authorize the persons named in the proxy to represent you and vote your shares on the matters described in the Notice of Annual Meeting.
The Notice of Internet Availability of Proxy Materials is being sent to shareholders on or about April 1, 2025. Our Annual
Report on Form 10-K, including financial statements, for the fiscal year ended December 31, 2024, accompanies this proxy statement. The Annual Report on Form 10-K shall not be considered as a part of the proxy solicitation materials or as having been incorporated by reference.
We will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including the financial statements.  Such requests should be directed to the Corporate Secretary, Halliburton Company, 3000 N.
Sam Houston Parkway East, Houston, Texas 77032.
Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the Annual
Meeting and each may be accompanied by one guest. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m. and the Annual Meeting will begin at 9:00 a.m. Please note that we will ask you to present valid picture identification, such as a driver’s license or passport, when you check in at the registration desk.
If you hold your shares in “street name” (that is, through a broker or other nominee), you must bring a proxy issued in your name from the record holder to the meeting.
You may not bring cameras, recording equipment, electronic devices, bags, briefcases, or packages into the
Annual Meeting.
If you attend the Annual Meeting, you may vote in person. If you are not present, you can only vote your shares if you have voted via the Internet, by telephone, or returned a properly executed proxy; in these cases, your shares will be voted as you specified. If you return a properly executed proxy and do not specify a vote, your shares will be voted in accordance with the recommendations of the Board. You may revoke the authorization given in your proxy at any time before the shares are voted at the Annual Meeting.
The record date for determination of the shareholders entitled to vote at the Annual Meeting is the close of business on
March 24, 2025. Our common stock, par value $2.50 per share, is our only class of capital stock that is outstanding. As of
March 24, 2025, there were 861,980,775 shares of our stock outstanding. Each outstanding share of common stock is entitled to one vote on each matter submitted to the shareholders for a vote at the Annual Meeting. We will maintain for a period of ten days ending on the day before the meeting date at our principal executive office a complete list of shareholders entitled to vote at the Annual Meeting, which list shall be open to the examination by any shareholder for any purpose germane to the meeting during ordinary business hours. Our principal executive office is located at 3000 N. Sam Houston
Parkway East, Administration Building, Houston, Texas 77032.
Votes cast by proxy or in person at the Annual Meeting will be counted by the persons we appoint to act as election inspectors for the Annual Meeting. The holders of a majority in voting power of the shares of our common stock present in person or represented by proxy and entitled to vote at the meeting shall constitute a quorum for the purpose of such meeting.
For Proposal 1, each Director shall be elected by the vote of the majority of the votes cast by holders of shares of our common stock represented in person or by proxy and entitled to vote in the election of Directors, provided that if the number of nominees exceeds the number of Directors to be elected and all shareholder-proposed nominees have not been withdrawn before the tenth (10th) day preceding the day we mail the Notice of Internet Availability of Proxy Materials to
shareholders for the Annual Meeting, the Directors shall be elected by the vote of a plurality of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the election of Directors. A majority of the votes cast means that the number of votes “for” a Director must exceed the number of votes “against” that Director; we will not count abstentions and broker non-votes. As a condition of being nominated by the Board for continued service as a
Director, each Director nominee has signed and delivered to the Board an irrevocable letter of resignation limited to and conditioned on that Director failing to achieve a majority of the votes cast at an election where Directors are elected by majority vote. For any Director nominee who fails to be elected by a majority of votes cast, where Directors are elected by majority vote, his or her irrevocable letter of resignation will be deemed tendered on the date the election results are certified. Such resignation shall only be effective upon acceptance by the Board.
For Proposals 2 and 3, the affirmative vote of the majority of votes cast by holders of shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the shareholders.
Neither abstentions nor broker non-votes will be considered votes cast in determining the vote outcome.

HALLIBURTON	2025 Proxy Statement	83

The election inspectors will treat broker non-votes, which are shares held in street name that cannot be voted by a broker on specific matters in the absence of instructions from the beneficial owner of the shares, as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In determining the outcome of any matter for which the broker does not have discretionary authority to vote, however, those shares will not have any effect on that matter. A broker may be entitled to vote those shares on other matters.
In accordance with our confidential voting policy, no particular shareholder’s vote will be disclosed to our Directors, officers, or employees, except:
•as necessary to meet legal requirements and to assert claims for and defend claims against us;
•when disclosure is voluntarily made or requested by the shareholder;
•when the shareholder writes comments on the proxy card; or
•in the event of a proxy solicitation not approved and recommended by the Board.
The proxy solicitor, the election inspectors, and the tabulators of all proxies, ballots, and voting tabulations are independent and are not our employees.
Additional Information
Involvement in Certain Legal Proceedings
There are no legal proceedings to which any of our Directors, executive officers, or any associate of any of our Directors or executive officers is a party adverse to us or has a material interest adverse to us.
Advance Notice Procedures and Shareholder Proposals
Under our By-laws, no business, including nominations of a person for election as a Director, may be brought before an
Annual Meeting unless it is specified in the notice of the Annual Meeting or is otherwise brought before the Annual Meeting by or at the direction of the Board or by a shareholder who meets the requirements specified in our By-laws and has delivered notice to us (containing the information specified in the By-laws). To be timely, a shareholder’s notice for matters to be brought before the 2026 Annual Meeting of Shareholders must be delivered to or mailed and received by our Corporate
Secretary at 3000 N. Sam Houston Parkway East, Administration Building, Houston, Texas 77032, not less than 90 days nor more than 120 days prior to the anniversary date of the 2025 Annual Meeting of Shareholders, or no later than February 20,
2026, and no earlier than January 21, 2026. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of Director nominees other than Company nominees must provide in the notice the information required by Rule 14a-19 under the Securities Exchange Act of 1934.
This advance notice requirement does not preclude discussion by any shareholder of any business properly brought before the Annual Meeting in accordance with these procedures.
Shareholders interested in submitting a proposal pursuant to SEC Rule 14a-8 for inclusion in the proxy materials for the
2026 Annual Meeting of Shareholders may do so by following the procedures prescribed in that rule. To be eligible for inclusion, such shareholder proposals must be received by our Corporate Secretary at 3000 N. Sam Houston Parkway East,
Administration Building, Houston, Texas 77032, no later than December 2, 2025. The 2026 Annual Meeting will be held on
May 20, 2026.
Proxy Solicitation Costs
We are soliciting the proxies accompanying this proxy statement and we will bear the cost of soliciting those proxies. We have retained Innisfree M&A Incorporated to aid in the solicitation of proxies. For these services, we will pay Innisfree a fee of $17,500 and reimburse it for out-of-pocket disbursements and expenses. Our officers and employees may solicit proxies personally and by telephone or other electronic communications with some shareholders if proxies are not received promptly. We will, upon request, reimburse banks, brokers, and others for their reasonable expenses in forwarding proxies and proxy materials to beneficial owners of our stock.

84	HALLIBURTON	2025 Proxy Statement	www.halliburton.com

Other Matters
As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement. If any other matters should properly come before the Annual
Meeting for action by shareholders, it is intended that proxies will be voted on those matters in accordance with the judgment of the person or persons voting the proxies.
By Authority of the Board of Directors
Van H. Beckwith
Executive Vice President, Secretary and Chief Legal Officer
April 1, 2025
Directions to the Halliburton Annual
Meeting of Shareholders
The Halliburton North Belt facility is located on the North Sam Houston Parkway (Beltway 8 Tollway) south feeder between
Aldine Westfield and JFK Boulevard.
3000 N. Sam Houston Parkway East
Houston, Texas 77032
281-871-4000

From I-45	From I-69 / US 59 and IAH
•Take the Sam Houston Parkway East •Exit JFK Blvd	•Take the Sam Houston Parkway West •Exit Aldine Westfield •“U-Turn” at Aldine Westfield and proceed east on the Sam Houston Parkway feeder
The main entrance to the North Belt facility will be on your right, about halfway between Aldine Westfield and JFK Blvd.
281.871.2699
www.halliburton.com
©2025 Halliburton. All Rights Reserved.
Printed in theUSA

HALLIBURTON

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 20, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 20, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V62340-P27160

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HALLIBURTON COMPANY

The Board of Directors recommends you vote FOR the following nominees listed in Proposal 1:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Abdulaziz F. Al Khayyal	☐	☐	☐
1b. William E. Albrecht	☐	☐	☐
1c. M. Katherine Banks	☐	☐	☐
1d. Alan M. Bennett	☐	☐	☐
1e. Earl M. Cummings	☐	☐	☐
1f. Murry S. Gerber	☐	☐	☐
1g. Robert A. Malone	☐	☐	☐
1h. Jeffrey A. Miller	☐	☐	☐
1i. Maurice S. Smith	☐	☐	☐
1j. Janet L. Weiss	☐	☐	☐
1k. Tobi M. Edwards Young	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Ratification of Selection of Principal Independent Public Accountants.	☐	☐	☐
3. Advisory Approval of Executive Compensation.	☐	☐	☐

NOTE: IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and 2024 Annual Report on Form 10-K are available at www.proxyvote.com.

V62341-P27160

PROXY FOR 2025 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. A. Miller and V. H. Beckwith, and either of them, proxies or proxy with full power of substitution and revocation as to either of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Halliburton Company to be held at 3000 N. Sam Houston Parkway East, Life Center - Auditorium, Houston, Texas 77032, on Wednesday, May 21, 2025, on the reverse matters and in their discretion on any other matters which may come before the meeting or any adjournments thereof. Receipt of the Notice and Proxy Statement dated April 1, 2025, is acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. In the absence of such direction, the proxy will be voted FOR the nominees listed in Proposal 1, and FOR Proposals 2 and 3.

Continued and to be signed on reverse side